Filed Pursuant to Rule 424(b)(5)
Registration No. 333-248235

The information contained in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction

SUBJECT TO COMPLETION, DATED JUNE 23, 2022

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated September 4, 2020)

$20 MILLION

ORDINARY SHARES

PRE-FUNDED WARRANTS TO PURCHASE

ORDINARY SHARES

We are offering                of our ordinary shares of no par value per share and, in lieu of ordinary shares to certain investors, pre-funded warrants to purchase                  ordinary shares pursuant to this prospectus supplement and accompanying prospectus. The purchase price of each pre-funded warrant will equal the price per share at which ordinary shares are being sold to the public in this offering, minus $0.01, the exercise price of each pre-funded warrant. This prospectus supplement also relates to the offering of ordinary shares issuable upon the exercise of such pre-funded warrants.

Our ordinary shares are listed on The Nasdaq Global Market under the symbol “QTNT.” The last sale price of our ordinary shares on June 22, 2022 was $0.427 per share. The actual offering price per share will be as determined between us and the underwriters at the time of pricing. The pre-funded warrants are initially non-transferable. We do not intend to list the pre-funded warrants on The Nasdaq Global Market or any other securities exchange or trading system.

Investing in our ordinary shares involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement and under the heading “Risk Factors” in our Annual Report on Form 10-K/A for the fiscal year ended March 31, 2021.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	PER PRE-FUNDED WARRANT	TOTAL
Public offering price	$	$	$
Underwriting discounts and commissions(1)		$
Proceeds, before expenses, to us		$

(1)	See “Underwriting” for additional information regarding the compensation payable to the underwriters.

Delivery of the ordinary shares and the pre-funded warrants is expected to be made on or about                 , 2022. We have granted the underwriters an option for a period of 30 days to purchase up to an additional                of our ordinary shares from us. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $                , and the total proceeds to us, before expenses, will be $                .

Joint Book-Running Managers
Jefferies	Cowen

Prospectus Supplement dated                , 2022.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that was filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process and consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. In general, when we refer only to the prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain information you should carefully consider when deciding whether to invest in our ordinary shares.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

We have not, and the underwriters have not, authorized anyone to provide you with information different than or inconsistent with the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit either to the registration statement of which the accompanying prospectus is a part or any document incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant made to you or for your benefit. Moreover, such representations, warranties or covenants were accurate only as of the date they were made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which this prospectus supplement relates, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell securities, or the solicitation of an offer to buy securities, in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Our trademark portfolio includes both U.S. and foreign trademark registrations and pending U.S. and foreign trademark applications. Other trademarks or trade names referred to in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus and the documents incorporated by reference herein and therein are generally referred to without the ® and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Certain market and industry data and forecasts included in or incorporated by reference in this prospectus supplement and the accompanying prospectus were obtained from independent market research, industry publications and surveys, governmental agencies and publicly available information. We did not fund and are not otherwise affiliated with the third-party sources that we cite. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. While we are not aware of any misstatements regarding the market or industry data presented or incorporated by reference in this prospectus supplement and the accompanying prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those described under the heading “Risk Factors” in this prospectus supplement and under the heading “Risk Factors” in our Annual Report on Form 10-K/A for the fiscal year ended March 31, 2021, which is incorporated by reference in this prospectus supplement. These and other important factors could result in our estimates and assumptions being materially different from future results. You should read the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus completely and with the understanding that future results may be materially different and worse from what we expect. See the information included under the heading “Forward-Looking Statements.”

In addition, certain of the industry and market data, forecasts and estimates included in or incorporated by reference in this prospectus supplement and the accompanying prospectus had been published before or do not otherwise take into account the novel coronavirus disease 2019, or COVID-19, pandemic and therefore do not reflect any impact of COVID-19 on any specific market or globally.

Our fiscal year ends on March 31. Unless otherwise noted, any reference to a year preceded by the word “fiscal” refers to the twelve months ended March 31 of that year. For example, references to “fiscal 2021” refer to the twelve months ended March 31, 2021. Any reference to a year not preceded by “fiscal” refers to a calendar year.

For investors outside of the United States: We have not done anything that would permit possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside of the United States.

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights certain information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference herein and therein. However, as this is a summary, it does not contain all of the information that you should consider before deciding to invest in our securities. You are encouraged to carefully read this entire prospectus supplement and the accompanying prospectus, together with all documents incorporated by reference herein and therein, and any related free writing prospectus, including the information provided under the heading “Risk Factors” in this prospectus supplement and under the heading “Risk Factors” in our Annual Report on Form 10-K/A for the fiscal year ended March 31, 2021, which we refer to as our “FY 2021 10-K/A,” which is incorporated by reference into this prospectus supplement, and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes in our FY 2021 10-K/A and our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2021, which we refer to as our “Q3 10-Q,” which is also incorporated by reference into this prospectus supplement.

Unless the context requires otherwise, references in this prospectus supplement to “Quotient,” the “Company,” “we,” “us” and “our” refer to Quotient Limited and its consolidated subsidiaries.

Overview

We are a commercial-stage diagnostics company committed to reducing healthcare costs and improving patient care through the provision of innovative tests within established markets. Our initial focus is on blood grouping and donor disease screening, which is commonly referred to as transfusion diagnostics. Blood grouping involves specific procedures performed at donor or patient testing laboratories to characterize blood, which includes antigen typing and antibody detection. Disease screening involves the screening of donor blood for unwanted pathogens using two different methods, a serological disease screening (“SDS”) approach (testing for specific antigens or antibodies) and a molecular disease screening (“MDS”) approach (testing for DNA or RNA). We believe that MosaiQ, our proprietary technology platform, may also have application beyond transfusion diagnostics in the larger clinical diagnostics market where testing currently performed using separate immunoassay and molecular testing techniques for a single diagnosis could be combined on one testing technology permitting multiple tests simultaneously with a simplified workflow.

We have over 35 years of experience developing, manufacturing and commercializing conventional reagent products used for blood grouping within the global transfusion diagnostics market. We are developing MosaiQ, our proprietary technology platform, to better address the comprehensive needs of this large and established market. MosaiQ will initially comprise two separate microarrays, one for immunohematology (blood grouping) (“IH”) and one for SDS, and a high-throughput instrument. In March 2022, we announced that we received a Conformité Européenne (CE) Mark for our MosaiQ extended IH microarray, which allows us to commercialize the IH microarray for use with our MosaiQ instrument across the European Union and in certain other geographies. We are also developing an MDS microarray and a clinical diagnostic screening (“CDS”) microarray for use with the MosaiQ instrument. We believe MosaiQ has the potential to transform transfusion diagnostics, significantly reducing the cost of blood grouping in the donor and patient testing environments, while improving patient outcomes.

We currently operate as one business segment with 426 employees in the United Kingdom, Switzerland and the United States, as of December 31, 2021. Our principal markets are the United States, Europe and Japan. Based on the location of the customer, revenues outside the United States accounted for 46% of total revenue during the nine month period ended December 31, 2021 and 33% during the nine month period ended December 31, 2020.

Recent Developments

Preliminary Unaudited Fourth Quarter and Full Fiscal Year Financial Results

Presented below are certain unaudited preliminary financial results for the fourth quarter and full fiscal year ended March 31, 2022, compared to prior period information.

The financial information for the quarter and year ended March 31, 2022 presented below is preliminary, unaudited and based upon currently available information, and is subject to revision as a result of, among other things, the completion of our financial closing process and the completion of the audit process. Our actual results could differ from these preliminary results based on the completion of these processes. The preliminary unaudited information is not a comprehensive statement of our financial results, nor is it predictive of our results for the year ended March 31, 2022.

We estimate that total revenues for the quarter ended March 31, 2022 were approximately $9.8 million, compared with $9.6 million for the quarter ended March 31, 2021. We estimate that total revenues for the fiscal year ended March 31, 2022 were approximately $38.5 million compared with $43.4 million for the fiscal year ended March 31, 2021. We secured $1.4 million of orders in the first quarter of fiscal year 2023 for the MosaiQ IH product.

We estimate that capital expenditures for the quarter ended March 31, 2022 were in the range of approximately $0.5 million to $1.0 million, compared with $0.6 million for the quarter ended March 31, 2021. We estimate that capital expenditures for the fiscal year ended March 31, 2022, were in the range of approximately $2.8 million to $3.3 million, compared with $4.2 million for the fiscal year ended March 31, 2021.

As of March 31, 2022, we had approximately $83.2 million of cash, cash equivalents and investments, compared with approximately $103.8 million of cash, cash equivalents and investments as of December 31, 2021. Our investments as of March 31, 2022, include approximately $18.1 million of cash invested in two funds that have suspended redemptions, and there can be no assurance as to the timing or amount of future distributions of cash from these funds to us. We currently expect that our Annual Report on Form 10-K for the year ended March 31, 2022 will include a disclosure to the effect that our overall liquidity position raises substantial doubt about our ability to continue as a going concern.

Nasdaq Listing Notice

The standards for continued listing of our ordinary shares on The Nasdaq Global Market include, among other things, that the minimum bid price for the ordinary shares not fall below $1.00 for a period in excess of thirty consecutive business days. On May 20, 2022, we received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that we were not in compliance with the minimum bid price requirement of Nasdaq’s listing rules.

Nasdaq’s notice has no immediate effect on the listing of our ordinary shares on The Nasdaq Global Market. Pursuant to applicable Nasdaq rules, we have been provided an initial compliance period of 180 calendar days, or until November 16, 2022, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our ordinary shares must be at least $1.00 per share for a minimum of 10 consecutive business days during the initial compliance period.

We are monitoring the bid price of our ordinary shares and will consider options available to us, including the implementation of a reverse stock split, to regain, if required, and thereafter maintain compliance with the minimum bid price requirement of Nasdaq’s listing rules. The de-listing of our ordinary shares from The Nasdaq Global Market could negatively impact us by (i) reducing the liquidity and market price of our ordinary shares; (ii) reducing the number of investors willing to hold or acquire our ordinary shares, which could negatively impact our ability to raise equity financing; (iii) impacting our ability to access the public capital markets; (iv) impairing our ability to provide equity incentives to our employees and (v) triggering certain rights of the holders of our 4.75% Convertible Notes due 2026 (the “Convertible Notes”).

Amendments to Senior Secured Notes

On June 23, 2022, we and the beneficial owners of our $132.9 million aggregate principal amount of senior secured notes due 2025 (the “Senior Secured Notes”) agreed to amend the indenture governing the Senior Secured Notes to:

•

change the amortization payment schedule of the Senior Secured Notes from requiring semi-annual payments ranging from $12.1 million to $24.2 million beginning in April 2023, to requiring quarterly payments of $2.5 million beginning on July 15, 2024 and ending on July 15, 2025, with the remaining principal balance due on October 15, 2025, which will reduce expected amortization payments by $93.0 million over the next 36 months prior to the payment of the remaining principal balance at maturity;

•	change the interest payment dates from semi-annual payment dates on each April 15 and October 15 to quarterly payment dates on each January 15, April 15, July 15 and October 15;

•

eliminate the requirement that we maintain a cash reserve account for the benefit of holders of the Senior Secured Notes, and add a covenant that we maintain a minimum liquidity of at least $8.0 million, comprised of cash and certain other eligible investments, as of the end of each fiscal quarter; and

•

provide that 40% of the net cash proceeds from a sale of all or a material portion of our Alba business, subject to certain exceptions, will be applied to repay Senior Secured Notes and the remaining 60% may be used by us to fund operating expenses, capital expenditures and other investments permitted by the indenture.

We have also agreed that the holders of the Senior Secured Notes will be entitled to appoint an observer to our board of directors. In addition, the debt incurrence covenant in the indenture governing our Convertible Notes will be amended to reduce our ability to incur indebtedness under certain baskets by the amount of any repayment of the Senior Secured Notes as described above.

The effectiveness of the amendments of the Senior Secured Notes described above is conditioned on our raising gross cash proceeds of not less than $15 million from the sale of ordinary shares or equity securities convertible into ordinary shares in one or more public or private offerings completed on or before July 15, 2022 (which would include the gross cash proceeds raised in this offering).

In consideration of the consent by the holders of the Senior Secured Notes to these amendments, we will issue to the holders warrants exercisable for 5% of the aggregate number of our ordinary shares that are issued and outstanding immediately after the completion of the offering or offerings described in the immediately preceding paragraph, including the offering being made by this prospectus supplement, and for this purpose, ordinary shares issuable upon the conversion or exercise of equity securities sold in such offerings will be treated as being issued and outstanding. The exercise price for the warrants will be the greater of (x) $0.75 per share or (y) a price equal to the 150% of the gross price per share at which ordinary shares are sold in the applicable offering or offerings. We have agreed to file a registration statement with the Securities and Exchange Commission to register the resale of the ordinary shares issuable upon exercise of the warrants. We have also agreed to pay the reasonable out of pocket expenses of the holders of the Senior Secured Notes in connection with the amendments.

Commercial Milestones for MosaiQ

•	IH Donor Extended and Patient Microarrays

•

Our extended IH microarray launched commercially in the European Union in the first half of 2022 and we currently expect that our MosaiQ patient IH microarray will commercially launch in the European Union before the end of calendar year 2023. We believe that we will have the opportunity to participate in approximately 20 IH donor tender processes in Europe before the end of calendar year 2023.

•	We currently expect commercial launch of the extended IH microarray and the patient IH microarray in the United States to occur in calendar year 2024.

•

We have signed nine international agreements with seven partners for the distribution of the IH microarrays as of the date of this prospectus supplement, as we work to build a global distribution network.

•	SDS and MDS Microarrays

•

We currently expect commercial launch of the extended MosaiQ SDS microarray in the European Union to occur before the end of calendar year 2023 and in the United States before the end of calendar year 2024.

•	We currently expect commercial launch of the MosaiQ MDS microarray in the European Union to occur before the end of calendar year 2025.

•	CDS Microarrays

•	We currently expect commercial launch of the CDS autoimmune microarray in the European Union and the United States to occur before the end of calendar year 2023.

•	We currently expect commercial launch of the CDS allergy microarray to occur in the European Union before the end of calendar year 2024.

The expectations for commercial launches shown above represent management’s current expectations and are based upon a number of material assumptions about future events that cannot be predicted with certainty including, among other events, the dates on which we submit applications for regulatory approvals of the products and the timelines for regulatory review and receipt of approvals. Some of these events will be influenced by factors that are outside of our control and there is no assurance that we will actually achieve these milestones within the timeframes currently expected or at all.

Corporate History and Information

Quotient Limited is a limited liability no par value company incorporated under the laws of Jersey, Channel Islands. Our registered address is 28 Esplanade, St. Helier, JE2 3QA, Jersey, Channel Islands.

We were incorporated in Jersey, Channel Islands in 2012. JTC (Jersey) Limited, a company incorporated under the laws of Jersey, Channel Islands, is our company secretary. Our principal executive offices are located at Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland, and our telephone number is 011-41-22-716-9800. Our website address is www.quotientbd.com. Information contained on, or accessible through, our website is not incorporated by reference into this prospectus supplement and should not be considered to be part of this prospectus supplement, and you should not rely on any such information in making the decision whether to purchase our securities.

THE OFFERING

Issuer:	Quotient Limited

Ordinary shares offered by us:	shares

Pre-funded warrants offered by us pursuant to this prospectus supplement	We are also offering, in lieu of ordinary shares to certain investors, pre-funded warrants to purchase ordinary shares. The purchase price of each pre-funded warrant equals the price per share at which the ordinary shares are being sold to the public in this offering, minus $0.01, which is the exercise price of each pre-funded warrant per share. Each pre-funded warrant will be exercisable at any time after the date of issuance of such pre-funded warrant, subject to an ownership limitation. See “Description of Pre-Funded Warrants.” This prospectus supplement also relates to the offering of the ordinary shares issuable upon exercise of the pre-funded warrants.

Ordinary shares to be outstanding immediately after this offering:	shares, which includes ordinary shares that are issuable upon the exercise of the pre-funded warrants being offered pursuant to this prospectus supplement (without regard to the ownership limitation described under “Description of Pre-Funded Warrants.”)

Option to purchase additional shares:	We have granted the underwriters an option for a period of 30 days to purchase up to an additional of our ordinary shares at the public offering price less the underwriting discounts and commissions.

Use of proceeds:	We currently anticipate that we will use the net proceeds received by us to fund the ongoing development and commercialization of our MosaiQ microarray menu and for working capital, operating expenses and other general corporate purposes. See the information included under the heading “Use of Proceeds.”

Risk factors:	Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of material risks of investing in our securities. Please see the information included under the heading “Risk Factors” in this prospectus supplement and under the heading “Risk Factors” in our FY 2021 10-K/A, which is incorporated by reference in this prospectus supplement.

Nasdaq Global Market symbol:	“QTNT.” The pre-funded warrants will not be transferable unless and until the consent of the Jersey Financial Services Commission has been given. We do not intend to list the pre-funded warrants on The Nasdaq Global Market, any other recognized securities exchange or any other trading system.

The number of ordinary shares to be outstanding immediately after this offering is based on 102,510,717 ordinary shares outstanding as of December 31, 2021, and excludes the following:

•	2,019,545 ordinary shares issuable upon the exercise of warrants outstanding as of December 31, 2021, at a weighted average exercise price of $4.84 per ordinary share;

•	3,007,941 ordinary shares issuable upon the exercise of options outstanding as of December 31, 2021, at a weighted-average exercise price of $5.36 per ordinary share;

•	3,363,501 ordinary shares issuable upon the vesting of restricted share units, or RSUs, and multi-year, performance-based restricted share units, or MRSUs, outstanding as of December 31, 2021;

•	18,518,514 ordinary shares issuable on conversion of our Convertible Notes at a conversion price of $5.67 per $1,000.00 principal amount of Convertible Notes;

•	1,136,617 ordinary shares reserved for future grant or issuance under the Quotient Limited 2014 Stock Incentive Plan as of December 31, 2021 (the “Second Amended and Restated 2014 Plan”);

•	64,330 ordinary shares issuable as a consent payment in connection with amendments to our Senior Secured Notes in 2021; and

•

ordinary shares issuable upon the exercise of warrants to be issued to holders of our Senior Secured Notes, as discussed above under “Prospectus Supplement Summary – Recent Developments – Amendments to Senior Secured Notes.”

The information set forth above does not reflect the grant of options to purchase 679,105 ordinary shares, the grant of 1,834,601 RSUs, or the vesting of 705,302 RSUs, in each case subsequent to December 31, 2021.

Unless otherwise noted, the information in this prospectus supplement assumes no exercise of the pre-funded warrants and the underwriters’ option to purchase additional shares.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully consider the risks described below, together with all of the other information included in this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference herein and therein, and any free writing prospectus, including the risks described under the heading “Risk Factors” in our FY 2021 10-K/A. Any of these risks could materially adversely affect our business, financial condition and results of operations. As a result, the market price of our ordinary shares could decline, and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations and could result in complete or partial loss of your investment. Certain statements below are forward-looking statements. See the information included under the heading “Forward-Looking Statements.”

Risks Related to this Offering and our Ordinary Shares

We may not be able to maintain our listing on The Nasdaq Global Market, which could have a material adverse effect on us and our shareholders.

The standards for continued listing of our ordinary shares on The Nasdaq Global Market include, among other things, that the minimum bid price for the ordinary shares not fall below $1.00 for a period in excess of thirty consecutive business days. On May 20, 2022, we received a letter from Nasdaq indicating that we were not in compliance with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2).

Nasdaq’s notice has no immediate effect on the listing of our ordinary shares on The Nasdaq Global Market. Pursuant to applicable Nasdaq rules, we have been provided an initial compliance period of 180 calendar days, or until November 16, 2022, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our ordinary shares must be at least $1.00 per share for a minimum of 10 consecutive business days during the initial compliance period.

We are monitoring the bid price of our ordinary shares and will consider options available to us, including the implementation of a reverse stock split, to maintain or regain, if required, compliance with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2). The de-listing of our ordinary shares from the Nasdaq Global Market could negatively impact us by (i) reducing the liquidity and market price of our ordinary shares; (ii) reducing the number of investors willing to hold or acquire our ordinary shares, which could negatively impact our ability to raise equity financing; (iii) impacting our ability to access the public capital markets; (iv) impairing our ability to provide equity incentives to our employees and (v) triggering certain rights of the holders of our Convertible Notes.

We will need to raise additional capital, which may not be available on favorable terms, if at all, and which may cause dilution to shareholders, restrict our operations or adversely affect our ability to operate our business.

We expect that our Annual Report on Form 10-K for the year ended March 31, 2022 will include a disclosure to the effect that our overall liquidity position raises substantial doubt about our ability to continue as a going concern. We will need to raise additional capital and take other measures to fund our operating needs during the 12 months following the closing of this offering.

Our ability to raise additional capital may be significantly affected by general market conditions, the market price of our ordinary shares and their continued listing on The Nasdaq Global Market or another recognized stock exchange, our financial condition, uncertainty about the future commercial success of MosaiQ, regulatory developments, the status and scope of our intellectual property, any ongoing arbitration or litigation, our compliance with applicable laws and regulations and other factors, many of which are outside our control.

Furthermore, the indentures governing the Senior Secured Notes and our Convertible Notes contain limitations on our ability to incur debt and issue preferred and/or disqualified stock, and the Senior Secured Notes are secured by substantially all of our property and assets (subject to certain exceptions). Accordingly, we cannot be certain that we will be able to obtain additional financing on favorable terms or at all. If we are unable to obtain needed financing on acceptable terms, or otherwise, we may not be able to implement our business plan, which could have a material adverse effect on our business, financial condition and results of operations, including a decline in the trading price of our ordinary shares. Any additional equity financings could result in additional dilution to our then existing shareholders. In addition, we may enter into additional financings that restrict our operations or adversely affect our ability to operate our business and, if we issue equity, debt or other securities to raise additional capital or restructure or refinance our existing indebtedness, the new equity, debt or other securities may have rights, preferences and privileges senior to those of our existing shareholders.

You will incur immediate and substantial dilution as a result of this offering.

Since the price per share of the ordinary shares being offered is substantially higher than the net tangible book value per share of our ordinary shares, you will suffer immediate and substantial dilution in the net tangible book value of the ordinary shares you purchase in this offering. Based on the public offering price of $            per share, if you purchase ordinary shares in this offering, you will suffer immediate dilution of $            per share with respect to the net tangible book value of the ordinary shares. See “Dilution.”

Substantial future sales of our ordinary shares in the public market, or the perception that these sales could occur, could cause the price of our ordinary shares to decline, irrespective of the underlying performance of our business.

Additional sales of our ordinary shares in the public market after this offering, and in particular sales by our directors, executive officers and principal shareholders, or the perception that these sales could occur, could cause the market price of our ordinary shares to decline. Our executive officers and directors, who beneficially own an aggregate of 8,732,240 ordinary shares as of June 17, 2022, will be subject to lock-up agreements with the underwriters of this offering that restrict those parties from selling or causing or directing their affiliates to sell ordinary shares for a period of 90 days after the date of this prospectus supplement. However, all of the ordinary shares sold in this offering and the remaining ordinary shares outstanding prior to this offering (which include certain shares that are held by persons that beneficially own more than 5% of our outstanding ordinary shares) will not be subject to lock-up agreements with the underwriters and, except to the extent such shares are held by our affiliates, will be freely tradable without restriction under the Securities Act. To the extent any of these shares are sold into the market, particularly in substantial quantities, the market price of our ordinary shares could decline.

The potentially dilutive effect of our warrants, options, Convertible Notes and ordinary shares issuable under incentive plans could have an adverse effect on the future market price of our ordinary shares or otherwise adversely affect the interests of our ordinary shareholders.

As of December 31, 2021, there were outstanding warrants to purchase 2,019,545 of our ordinary shares at a weighted average exercise price of $4.84 per share. In addition, as of December 31, 2021, there were outstanding options to purchase 3,007,941 ordinary shares at a weighted average exercise price of $5.36 per share. As of December 31, 2021, we had $105.0 million aggregate principal amount of Convertible Notes outstanding which are convertible by the holders thereof into an aggregate of 18,518,514 ordinary shares, which is equal to a conversion price of $5.67 per $1,000.00 principal amount of Convertible Notes, subject to adjustment. As discussed under “Prospectus Supplement Summary – Recent Developments – Amendments to Senior Secured Notes,” in connection with the amendments, we have agreed to issue warrants exercisable for additional ordinary shares. These warrants, options and Convertible Notes are likely to be exercised if the market price of our ordinary shares equals or exceeds the applicable warrant’s or option’s exercise price or the Convertible Notes’ conversion price. In addition, as of December 31, 2021, 3,363,501 of our ordinary shares were issuable upon the vesting of RSUs and MSRUs, 64,330 ordinary shares were issuable as a consent payment in connection with 2021 amendments to our Senior Secured Notes, and we had 1,136,617 ordinary shares reserved for future issuance under the Second Amended and Restated 2014 Plan. The remaining availability of ordinary shares under the Second Amended and Restated 2014 Plan is limited, and we expect to seek shareholder approval for a substantial increase in the number of ordinary shares that we may use for equity incentive awards to our employees at our upcoming annual general meeting of shareholders. To the extent the warrants, options and Convertible Notes described above are exercised or converted into ordinary shares, and to the extent the other ordinary shares described above are issued or a substantial amount of new ordinary shares is issued in connection with equity incentive awards, the ownership of existing shareholders would be diluted.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those currently contemplated and may not use them effectively. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or our market value. See “Use of Proceeds” for a description of our management’s intended use of the proceeds from this offering. The failure by our management to apply these funds effectively could result in financial losses, and those financial losses could have a material adverse effect on our business and cause the price of our ordinary shares to decline. Pending their use, our management may invest the net proceeds from this offering in a manner that does not produce income.

Our commercialization plan for MosaiQ in the patient transfusion diagnostics market depends on our distributor relationship with Ortho – Clinical Diagnostics, Inc (“Ortho”), and we may enter into additional distribution or sales arrangements in the future that may subject us to similar risks.

Our initial MosaiQ IH Microarray and our second, expanded MosaiQ IH Microarray are being developed for the donor testing market, with our initial focus being on Europe and the United States, while our third MosaiQ IH Microarray, or MosaiQ IH3 Microarray, is being developed for the patient transfusion diagnostics market. We intend to rely on Ortho to commercialize MosaiQ in the highly fragmented patient transfusion diagnostics market in Europe and the United States. Under our distributor relationship with Ortho, we will develop and sell the MosaiQ IH3 Microarray for the patient transfusion market, and Ortho will have the right to distribute, market and sell the MosaiQ IH3 Microarray in Europe and in the United States, solely for use in testing the immuno-hematological profile of the blood of medical patients in the course of their care or treatment. Ortho may not commit sufficient resources to this commercialization arrangement, as MosaiQ may compete for time, attention and resources with Ortho’s internal programs, or Ortho otherwise may not perform its obligations as expected. In addition, Ortho is both a customer and a competitor of our conventional reagent business. If Ortho is unable, or fails, to perform its obligations, there can be no assurance that we will be able to enter into commercialization relationships with other partners with sufficient existing global sales and support infrastructures necessary to successfully commercialize MosaiQ in the patient transfusion diagnostics market in these territories. Any of these risks could delay the commercialization of MosaiQ in the patient transfusion diagnostics market, result in high costs to us or otherwise materially harm our business and adversely affect our future revenues.

We have entered into, and intend to continue to seek to enter into, additional distribution or sales arrangements to commercialize MosaiQ in other markets. To the extent that we enter into other distribution or sales arrangements, our product revenue is likely to be lower than if we directly market or sell MosaiQ. In addition, any revenue we receive will depend in whole or in part upon the efforts of third parties, which may not be successful and will generally not be within our control. If we are not successful in commercializing MosaiQ through collaborations with one or more third parties, our future product revenue will suffer and we may incur significant additional losses.

If a United States person is treated as owning at least 10% of our ordinary shares (including by acquiring pre-funded warrants), such United States person may be subject to adverse U.S. federal income tax consequences.

If a United States person is treated as owning (actually or constructively) at least 10% of the value or voting power of our ordinary shares (including by acquiring pre-funded warrants), such U.S. holder will be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our group (if any). Because our group includes at least one U.S. subsidiary, our non-U.S. subsidiaries and any non-U.S. subsidiaries we were to form or acquire in the future will be treated as controlled foreign corporations. A United States shareholder of a controlled foreign corporation will be required to annually report and include in its U.S. taxable income its pro rata share of “subpart F income,” “global intangible low-taxed income” and investments in U.S. property by controlled foreign corporations, regardless of whether we make any distributions. An individual that is a United States shareholder with respect to a controlled foreign corporation generally will not be allowed certain tax deductions or foreign tax credits that are available to a United States shareholder that is a domestic corporation. We cannot provide any assurance that we will furnish to any United States shareholder the information required to comply with the reporting and tax-paying obligations discussed above. Failure to comply with such reporting obligations may subject a holder of our ordinary shares and/or pre-funded warrants that is a United States shareholder to significant monetary penalties and may prevent the statute of limitations with respect to their U.S. federal income tax return for the year for which reporting was due from starting. Holders of our ordinary shares and/or pre-funded warrants that are United States persons should consult their tax advisors regarding the potential application of these rules to their investment in our ordinary shares and/or pre-funded warrants.

The pre-funded warrants are initially non-transferable, and may never be transferable.

The pre-funded warrants may not be transferred unless and until the consent of the Jersey Financial Services Commission to the holding of such pre-funded warrants by more than 10 persons pursuant to Article 4 of the Control of Borrowing (Jersey) Order 1958 has been given and is not withdrawn. We will use our reasonable best efforts to obtain and maintain this consent, but there can be no assurance that we will be able to do so. The ordinary shares issuable upon exercise of the pre-funded warrants will be transferable.

Any holder of the pre-funded warrants will have no rights as an ordinary shareholder until such holder exercises its pre-funded warrant and acquires our ordinary shares.

Until the holder of each pre-funded warrants exercises its pre-funded warrant and acquires ordinary shares, such holder will have no rights with respect to the ordinary shares underlying such pre-funded warrant. Upon exercise of their respective pre-funded warrant, the holder will be entitled to exercise the rights of an ordinary shareholder only as to matters for which the record date occurs after the exercise date.

A significant holder or beneficial holder of our ordinary shares may not be permitted to exercise the pre-funded warrant that it holds.

A holder of a pre-funded warrant will not be entitled to exercise any portion of the pre-funded warrant that, upon giving effect to such exercise, would cause the aggregate number of ordinary shares beneficially owned by such holder (together with its affiliates and any other persons whose beneficial ownership of ordinary shares would be aggregated with the holder for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to exceed 9.99% of the total number of then issued and outstanding ordinary shares, as such percentage ownership is determined in accordance with the terms of the pre-funded warrant and subject to such holder’s rights under the pre-funded warrant to increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from such holder to us. As a result, you may not be able to exercise your pre-funded warrant for ordinary shares at a time when it would be financially beneficial for you to do so.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which involve substantial risk and uncertainties. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, and other future conditions, and include estimates and projections. Forward-looking statements can be identified by words such as “strategy,” “objective,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” “might,” “design” and other similar expressions, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain, and are subject to numerous known and unknown risks and uncertainties.

Forward-looking statements include statements about:

•	the continuing development, regulatory approval and commercialization of MosaiQ;

•

the design of blood grouping and disease screening capabilities of MosaiQ, the potential for the expansion of MosaiQ into the larger clinical diagnostics market and the benefits of MosaiQ for both customers and patients;

•	future demand for and customer adoption of MosaiQ, the factors that we believe will drive such demand and our ability to address such demand;

•	our expected profit margins for MosaiQ;

•	the size of the market for MosaiQ;

•	the regulation of MosaiQ by the FDA, or other regulatory bodies, or any unanticipated regulatory changes or scrutiny by such regulators;

•	future plans for our conventional reagent products;

•	the status of our future relationships with customers, suppliers, and regulators relating to our products;

•	future demand for our conventional reagent products and our ability to meet such demand;

•	our ability to manage the risks associated with international operations;

•	anticipated changes, trends and challenges in our business and the transfusion diagnostics market;

•

the impact on our business, financial condition and available liquidity of the uncertainty as to the timing and amount of future cash distributions by two investment funds in which we have remaining investments of approximately $21.4 million;

•

continued or worsening adverse conditions in the global economic and financial markets, including as a result of the on-going COVID-19 pandemic, inflationary concerns, economic slowdowns and international hostilities;

•	the long-term impact on our business of the United Kingdom ceasing to be a member of the European Union;

•	the effects of competition;

•	the expected outcome or impact of arbitration or litigation;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	the status of our business relationship with Ortho;

•	our anticipated use of the net proceeds of this offering;

•

our anticipated cash needs, including the adequacy of our available cash and short-term investment balances relative to our forecasted cash requirements for the next twelve months, our expected sources of funding and our estimates regarding our capital requirements and capital expenditures;

•	our plans for executive and director compensation for the future; and

•	our plans to maintain the listing of our ordinary shares on The Nasdaq Global Market.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place significant reliance on our forward-looking statements. The inclusion of forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations that we contemplate will be achieved. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Important factors that could cause actual results and events to differ materially from those indicated in the forward-looking statements include those identified under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus or any related free writing prospectus and the factors referenced in our FY 2021 10-K/A, which are incorporated by reference herein, including those set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk” therein. These factors should not be construed as exhaustive, and should be read in conjunction with the other cautionary statements included in and incorporated by reference in this prospectus supplement, the accompanying prospectus or any other offering material. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Further, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us that we will achieve our objectives and plans in any specified time frame, or at all.

Many important factors, in addition to the factors described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, may adversely and materially affect our results as indicated in forward-looking statements. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and the documents that we have filed as exhibits to either the registration statement of which the accompanying prospectus is a part or any document incorporated by reference herein or therein, as well as any prospectus supplement or other offering material, completely and with the understanding that our actual future results may be materially different and worse from what we expect.

The forward-looking statements in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein represent our views as of the date of this prospectus supplement or such document, as applicable. Subsequent events and developments may cause our views to change. While we may elect to update these forward-looking statements at some point in the future, we undertake no obligation to publicly update any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our view as of any date subsequent to the date of this prospectus supplement.

USE OF PROCEEDS

We estimate that the net proceeds of the sale of our ordinary shares and pre-funded warrants this offering will be approximately $            million, or approximately $            million if the underwriters exercise in full their option to purchase            additional ordinary shares from us, after deducting the underwriting discount and estimated offering expenses payable by us.

We currently anticipate that we will use the net proceeds received by us to fund the ongoing development and commercialization of our MosaiQ microarray menu and for working capital, operating expenses and other general corporate purposes.

Our expected use of the net proceeds from this offering is based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of proceeds will vary depending on numerous factors, including the factors described under the heading “Risk Factors” in this prospectus supplement and under the heading “Risk Factors” beginning on page 19 of our FY 2021 10-K/A, which is incorporated by reference in this prospectus supplement. As a result, management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

Pending the use of the net proceeds of this offering as described above, we plan to invest the net proceeds of this offering on an interim basis in high-quality, short-term, interest-bearing obligations, investment-grade instruments or certificates of deposit.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and capitalization as of December 31, 2021:

•	on an actual basis;

•

on an as adjusted basis, to give effect to our issuance and sale of              ordinary shares and pre-funded warrants at the public offering prices set forth on the cover page of this prospectus supplement, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

	AS OF DECEMBER 31, 2021
	ACTUAL	AS ADJUSTED
	(In thousands, except share data)
Cash and cash equivalents	$85,060	$
Investments	18,719
Term debt	$228,670	$
7% Cumulative redeemable preference shares	22,263
Shareholders’ equity (deficit):
Ordinary shares (no par value), 102,510,717 issued and outstanding actual; issued and outstanding as adjusted	540,732
Additional paid in capital	45,117
Accumulated other comprehensive loss	(12,329)
Accumulated deficit	(699,130)
Total shareholders’ equity (deficit)	(125,610)

Total Capitalization	$208,776	$

The above does not include:

•	ordinary shares issuable upon the exercise of pre-funded warrants at the public offering price of $ per pre-funded warrant;

•	2,019,545 ordinary shares issuable upon the exercise of warrants outstanding as of December 31, 2021, at a weighted average exercise price of $4.84 per ordinary share;

•	3,007,941 ordinary shares issuable upon the exercise of options outstanding as of December 31, 2021, at a weighted-average exercise price of $5.36 per ordinary share;

•	3,363,501 ordinary shares issuable upon the vesting of restricted share units, or RSUs, and multi-year, performance-based restricted share units, or MRSUs, outstanding as of December 31, 2021;

•	18,518,514 ordinary shares issuable on conversion of our Convertible Notes at a conversion price of $5.67 per $1,000.00 principal amount of Convertible Notes;

•	1,136,617 ordinary shares reserved for future grant or issuance under the Second Amended and Restated 2014 Plan as of December 31, 2021;

•	64,330 ordinary shares issuable as a consent payment in connection with amendments to our Senior Secured Notes in 2021; and

•

             ordinary shares issuable upon the exercise of warrants to be issued to holders of our Senior Secured Notes, as discussed above under “Prospectus Supplement Summary – Recent Developments – Amendments to Senior Secured Notes.”

The information set forth above does not reflect the grant of options to purchase 679,105 ordinary shares, the grant of 1,834,601 RSUs, or the vesting of 705,302 RSUs, in each case subsequent to December 31, 2021.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our FY 2021 10-K/A and our audited consolidated financial statements and related notes for the fiscal year ended March 31, 2021 included therein and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Q3 10-Q and our unaudited condensed consolidated financial statements and related notes for the fiscal quarter ended December 31, 2021, included therein, which are incorporated by reference in this prospectus supplement.

DIVIDEND POLICY

We have never declared or paid cash dividends on our ordinary shares. We currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination as to the declaration and payment of dividends, if any, will be made at the discretion of our Board of Directors and will depend on then existing conditions, including our results of operations, financial conditions, contractual restrictions, capital requirements, business prospects and other factors our Board of Directors may deem relevant. In particular, the indenture governing the Secured Notes contains certain restrictive covenants that limit our ability to pay dividends.

DESCRIPTION OF PRE-FUNDED WARRANTS

The following is a summary of the material attributes and characteristics of the pre-funded warrants. The form of pre-funded warrants will be provided to the pre-funded warrant purchasers in this offering and will be filed as an exhibit to a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) in connection with this offering. The following summary is subject in all respects to the provisions contained in the pre-funded warrants.

Each pre-funded warrant entitles the holder thereof to purchase ordinary shares at an exercise price equal to $0.01 per share. Each pre-funded warrant will be exercisable at any time beginning on the date of issuance. The number of ordinary shares issuable upon exercise of each pre-funded warrant is subject to customary adjustment upon certain corporate events, including certain share dividends and splits, combinations, reclassifications and certain other events.

The holder of the pre-funded warrant may exercise the pre-funded warrant by delivering an exercise notice, completed and duly signed, and payment in cash of the exercise price for the number of ordinary shares for which the pre-funded warrant is being exercised. The holder of the pre-funded warrant may also satisfy its obligation to pay the exercise price through a “cashless exercise,” in which the holder receives the net value of the pre-funded warrant in ordinary shares determined according to the formula set forth in the pre-funded warrant. Notwithstanding anything to the contrary, in the event we do not have or maintain an effective registration statement, there are no circumstances that would require us to make any cash payments or net cash settle the pre-funded warrants to the holders.

Upon a holder’s exercise of the pre-funded warrant, we will issue the ordinary shares to which the holder is entitled pursuant to such exercise within three trading days after the exercise date.

A holder of the pre-funded warrant will not be entitled to exercise any portion of such pre-funded warrant that, upon giving effect to such exercise, would cause the aggregate number of ordinary shares beneficially owned by such holder (together with its affiliates and any other persons whose beneficial ownership of ordinary shares would be aggregated with the holder for purposes of Section 13(d) of the Exchange Act) to exceed 9.99% of the total number of then issued and outstanding ordinary shares, as such percentage ownership is determined in accordance with the terms of the pre-funded warrant and subject to such holder’s rights under the pre-funded warrant to increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from such holder to us.

Upon the consummation of a fundamental transaction (as described in the pre-funded warrants), the holders of the prefunded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the kind and amount of securities, cash, or other property that such holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants.

The pre-funded warrants will be non-transferable unless and until the consent of the Jersey Financial Services Commission to the holding of such pre-funded warrants by more than 10 persons pursuant to Article 4 of the Control of Borrowing (Jersey) Order 1958 has been given and is not withdrawn. We will use our reasonable best efforts to obtain and maintain this consent, but there is no assurance that we will be able to do so. The pre-funded warrants will be issued in paper form.

We will initially serve as the warrant agent under the pre-funded warrants.

The pre-funded warrants do not confer upon the holder any voting or other rights as ordinary shareholders of Quotient Limited.

DILUTION

Our net tangible book value as of December 31, 2021 was approximately $(126.2) million, or $(1.23) per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of ordinary shares outstanding as of December 31, 2021. Dilution in net tangible book value per share represents the difference between (i) the amount per share paid by investors purchasing ordinary shares in this offering and (ii) the net tangible book value per share immediately after this offering.

After giving effect to the sale of            ordinary shares in this offering at the public offering price of $            per share and pre-funded warrants to purchase              ordinary shares at the public offering price of $             per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2021 would have been approximately $            million, or $            per share. This represents an immediate increase in net tangible book value of $            per share to existing shareholders and an immediate dilution in net tangible book value of $            per share to investors purchasing our ordinary shares in this offering. We present dilution on an as-adjusted basis to give effect to the sale and assumed exercise of pre-funded warrants to purchase              ordinary shares (without regard to the ownership limitation described under “Description of Pre-Funded Warrants”) for $         per share (which equals the price per pre-funded warrant being sold to the public in this offering, plus the $0.01 per share exercise price of each such pre-funded warrant).

The following table illustrates this dilution on a per share basis:

Public offering price per share		$
Net tangible book value per share as of December 31, 2021	$(1.23)
Increase in net tangible book value per share attributable to purchasers of ordinary shares and pre-funded warrants in this offering	$
As adjusted net tangible book value per share after this offering		$

Dilution per share to new investors purchasing ordinary shares in this offering		$

If the underwriters exercise in full their option to purchase an additional            of our ordinary shares at the public offering price of $            per share, our as adjusted net tangible book value per share would be $            per share, representing an immediate increase in net tangible book value of $            per share to existing shareholders and immediate dilution in net tangible book value of $            per share to investors purchasing ordinary shares in this offering.

The number of ordinary shares to be outstanding after this offering is based on 102,510,717 ordinary shares outstanding as of December 31, 2021, and excludes the following:

•	2,019,545 ordinary shares issuable upon the exercise of warrants outstanding as of December 31, 2021, at a weighted average exercise price of $4.84 per ordinary share;

•	3,007,941 ordinary shares issuable upon the exercise of options outstanding as of December 31, 2021, at a weighted-average exercise price of $5.36 per ordinary share;

•	3,363,501 ordinary shares issuable upon the vesting of restricted share units, or RSUs, and multi-year, performance-based restricted share units, or MRSUs, outstanding as of December 31, 2021;

•	18,518,514 ordinary shares issuable on conversion of our Convertible Notes at a conversion price of $5.67 per $1,000.00 principal amount of Convertible Notes;

•	1,136,617 ordinary shares reserved for future grant or issuance under the Second Amended and Restated 2014 Plan as of December 31, 2021;

•	64,330 ordinary shares issuable as a consent payment in connection with amendments to our Senior Secured Notes in 2021; and

•

             ordinary shares issuable upon the exercise of warrants to be issued to holders of our Senior Secured Notes, as discussed above under “Prospectus Supplement Summary – Recent Developments – Amendments to Senior Secured Notes.”

The information set forth above does not reflect the grant of options to purchase 679,105 ordinary shares, the grant of 1,834,601 RSUs, or the vesting of 705,302 RSUs, in each case subsequent to December 31, 2021.

To the extent that new options or other share awards are issued under the Second Amended and Restated 2014 Plan or pursuant to any inducement award or we issue additional ordinary shares in the future (including upon any exercise of our warrants or options), there will be further dilution to investors participating in this offering. We expect to seek shareholder approval for a substantial increase in the number of ordinary shares that we may use for equity incentive awards to our employees at our upcoming annual general meeting of shareholders. See “Risk Factors—You will incur immediate and substantial dilution as a result of this offering” and “Risk Factors—The potentially dilutive effect of our warrants, options, Convertible Notes and ordinary shares under incentive plans could have an adverse effect on the future market price of our ordinary shares or otherwise adversely affect the interests of our ordinary shareholders.”

CERTAIN U.S. FEDERAL TAX CONSIDERATIONS APPLICABLE TO HOLDERS OF ORDINARY SHARES

The following discussion is the opinion of Clifford Chance US LLP as to the material U.S. federal income tax consequences of the investment in an ordinary share and/or pre-funded warrant, based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations promulgated thereunder, judicial decisions, revenue rulings and revenue procedures of the Internal Revenue Service (“IRS”), and other administrative pronouncements of the Internal Revenue Service, all available as of the date hereof. This discussion is applicable to U.S. Holders (as defined below) that acquire our ordinary shares and/or pre-funded warrants in this offering and hold our ordinary shares and/or pre-funded warrants as capital assets for U.S. federal income tax purposes (generally property held for investment).

For purposes of this discussion you are a “U.S. Holder” if you are a beneficial owner of an ordinary share and/or pre-funded warrant that is:

•	an individual citizen or resident of the United States, as determined for U.S. federal income tax purposes;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust.

This discussion does not address all U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	a broker or dealer in securities, commodities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	an insurance company;

•	an S corporation;

•	a tax exempt organization;

•	a person holding our ordinary shares and/or pre-funded warrants as part of a hedging, wash sale, integrated or conversion transaction, a constructive sale or a straddle;

•	a trader in securities that has elected the mark to market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a U.S. expatriate, former U.S. citizen or former long-term resident;

•	a corporation that accumulates earnings to avoid U.S. federal income tax;

•

an investor that holds ordinary shares and/or pre-funded warrants through a financial account at a foreign financial institution that does not meet the requirements for avoiding withholding with respect to certain payments under Section 1471 of the Code;

•	a person who directly, indirectly or constructively owns 10% or more of our stock (including by acquiring pre-funded warrants) by vote or value; or

•	a person whose “functional currency” is not the U.S. dollar.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds ordinary shares and/or pre-funded warrants, the tax treatment of a partner will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding ordinary shares and/or pre-funded warrants you should consult your tax advisors.

The authorities upon which this discussion is based are subject to change, which could apply retroactively, and are subject to differing interpretations, either of which could affect the U.S. federal income tax consequences discussed below. This discussion does not address all of the U.S. federal income tax consequences that may apply to you in light of your particular circumstances. Moreover, this discussion does not address any state, local or non-U.S. tax consequences, or any aspects of U.S. federal tax law other than income taxation. If you are considering an investment in ordinary shares and/or pre-funded warrants you should consult your own tax advisors concerning the U.S. federal income tax consequences to you in light of your particular circumstances as well as any consequences arising under the laws of any other taxing jurisdiction.

The discussion below under “—Distributions on Ordinary Shares” and “—Sale or Other Taxable Disposition of Ordinary Shares” is subject to the passive foreign investment company (“PFIC”) rules discussed under “—Passive Foreign Investment Company.” See the discussion under “—Passive Foreign Investment Company.”

Treatment of Pre-funded Warrants

Although not entirely free from doubt, each pre-funded warrant should be treated as one ordinary share for U.S. federal income tax purposes and a U.S. Holder of pre-funded warrants should generally be taxed in the same manner as a holder of ordinary shares, as described below. Upon exercise, the holding period of a pre-funded warrant should carry over to the ordinary shares received. No gain or loss should be recognized upon the exercise of a pre-funded warrant and the tax basis of the pre-funded warrant should carry over to the ordinary shares received upon exercise, increased by the exercise price of $0.01 per ordinary share. Each U.S. Holder should consult their own tax advisors regarding the risks associated with an investment in pre-funded warrants pursuant to this offering (including potential alternative characterizations). The remainder of this discussion generally assumes that the pre-funded warrants will be treated as identical to ordinary shares and references to ordinary shares in the remainder of this discussion also refer to pre-funded warrants.

Distributions on Ordinary Shares

We currently do not expect to make any distributions to holders of our ordinary shares. If we make any distributions in respect of our ordinary shares, however, such distributions will be includible in a U.S. Holder’s income as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, as determined under U.S. federal income tax principles, the distribution will first be treated as a tax free return of capital, and the balance in excess of a U.S. Holder’s adjusted tax basis in the shares will be taxed as capital gain recognized on a sale or exchange. However, we do not expect to calculate our earnings and profits in accordance with U.S. federal income tax principles, and, accordingly, U.S. Holders should expect that a distribution will generally be reported as a dividend (as discussed above) even if that distribution (or a portion thereof) would otherwise be treated as a tax-free return of capital or as capital gain. Such dividends will not be eligible for the dividends received deduction allowed to U.S. corporations for dividends received from other U.S. corporations.

Dividends received by a non-corporate U.S. Holder from a qualified foreign corporation are treated as qualified dividend income provided that an investor holds the stock for at least 61 days within a specified 121-day period beginning on the date which is 60 days before the ex-dividend date and other requirements are satisfied. A non-U.S. corporation is treated as a qualified foreign corporation with respect to dividends received from that corporation on shares that are readily tradable on an established securities market in the United States. U.S. Department of the Treasury guidance indicates that shares are considered to be readily tradable on an established securities market in the United States if they are listed on The Nasdaq Global Market, where our ordinary shares are currently listed. If our ordinary shares are no longer listed on The Nasdaq Global Market, we may not be considered a qualified foreign corporation, and as such our dividends would not be treated a qualified dividend income to non-corporate U.S. holders. Qualified dividend income received by non-corporate U.S. Holders, including individuals, is taxed at the rates applicable to long-term capital gains, which are lower than the rates applicable to ordinary income. We should be treated as a qualified foreign corporation so long as we are listed on The Nasdaq Global Market. U.S. Holders should consult their own tax advisors regarding the application of these rules given their particular circumstances.

Generally, dividends will constitute non-U.S. source “passive category” income for U.S. foreign tax credit purposes. U.S. Holders should consult their own tax advisors regarding how to account for dividends that are paid in a currency other than the U.S. dollar.

Sale or Other Taxable Disposition of Ordinary Shares

A U.S. Holder will recognize U.S. source capital gain or loss upon the sale or other taxable disposition of ordinary shares in an amount equal to the difference between the U.S. dollar value of the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such ordinary shares. Any capital gain or loss will be long- term if the U.S. Holder’s holding period determined at the time of the sale or other taxable disposition for such ordinary shares exceeds one year. Certain non-corporate U.S. Holders, including individuals, are eligible for reduced rates of taxation on long-term capital gains. The deductibility of capital losses is subject to limitations. U.S. Holders should consult their own tax advisors regarding how to account for sale or other disposition proceeds that are paid in a currency other than the U.S. dollar.

Medicare Contribution Tax

Certain U.S. Holders that are individuals, estates or certain trusts must pay a 3.8% tax, or Medicare contribution tax, on their “net investment income.” Net investment income generally includes, among other things, dividend income and net gains from the disposition of stock. A U.S. Holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare contribution tax to its income and gains in respect of its investment in our ordinary shares.

Passive Foreign Investment Company

In general, a non-U.S. corporation is treated as a PFIC for any taxable year in which: (i) at least 75% of its gross income for such year is passive income or (ii) at least 50% of the value (determined on a quarterly basis) of its assets during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, passive income includes dividends, interest, certain royalties and rents and gains from the disposition of passive assets. If a non-U.S. corporation owns, directly or indirectly, at least 25% (by value) of the stock of another corporation, such non-U.S. corporation will be treated, for purposes of the PFIC tests, as owning its proportionate share of the other corporation’s assets and receiving its proportionate share of the other corporation’s income.

Based on the composition of our income and value of our assets (determined using their fair market values), we do not believe we were a PFIC for our taxable year ended March 31, 2022 and do not currently expect to be a PFIC for the taxable year ending March 31, 2023 or in the foreseeable future. There can be no assurance in this regard, however, because our status as a PFIC is determined by all of the facts, which may change over time, on an annual basis. A non-U.S. corporation is classified as a PFIC in any year in which it meets either the gross income or gross asset test discussed above. This depends on the actual financial results for each tax year in question. Accordingly, it is possible that we may become a PFIC in the current or any future taxable year due to changes in our asset or income composition. Because we value our goodwill based on the market value of our equity, a decrease in the price of our ordinary shares may also result in our becoming a PFIC. In addition, the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raised in offerings.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, such U.S. Holder will be subject to special tax rules with respect to any “excess distribution” received and any gain realized from a sale or other disposition, including a pledge, of ordinary shares. Distributions received in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or a U.S. Holder’s holding period for the ordinary shares will be treated as excess distributions. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over a U.S. Holder’s holding period for the ordinary shares;

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income; and

•

the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year and the interest charge applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution in which we were a PFIC cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale or other disposition of the ordinary shares cannot be treated as capital gains, even if a U.S. Holder holds the ordinary shares as capital assets. In addition, non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from us, if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year. A U.S. Holder will be required to file Internal Revenue Service Form 8621 (or any other form specified by the U.S. Department of the Treasury) if such U.S. Holder holds our ordinary shares in any year in which we are a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds ordinary shares, our ordinary shares will continue to be treated as interests in a PFIC with respect to that U.S. Holder for all succeeding taxable years during which that U.S. Holder holds our ordinary shares unless we cease to be a PFIC and a U.S. Holder makes a “deemed sale” election with respect to the ordinary shares. If a U.S. Holder makes a deemed sale election, such U.S. Holder will be deemed to have sold ordinary shares held at their fair market value as of the last day of the last year during which we were a PFIC (the “termination date”). U.S. Holders are urged to consult their tax advisors regarding our possible status as a PFIC as well as the benefit of making an actual or protective deemed sale election.

In certain circumstances, in lieu of being subject to the excess distribution rules discussed above, a U.S. Holder may make an election to include gain on the stock of a PFIC as ordinary income under a mark-to-market method, provided that such stock is “regularly traded” on a “qualified exchange.” In general, our ordinary shares will be treated as “regularly traded” for a given calendar year if more than a de minimis quantity of our ordinary shares is traded on a qualified exchange on at least 15 days during each calendar quarter of such calendar year. Our ordinary shares are currently listed on The Nasdaq Global Market, which should be a “qualified exchange” for this purpose. Consequently, if we are a PFIC and our ordinary shares remain listed and regularly traded on The Nasdaq Global Market, the mark-to-market election will be available to U.S. Holders.

If a U.S. Holder makes an effective mark-to-market election, such U.S. Holder will include in each year as ordinary income the excess of the fair market value of the ordinary shares at the end of the year over the adjusted tax basis in the ordinary shares. Such U.S. Holder will be entitled to deduct as an ordinary loss each year the excess of the adjusted tax basis in the ordinary shares over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S.

Holder’s adjusted tax basis in the ordinary shares will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. Any distributions that we make generally will be subject to the rules discussed above under “—Distributions,” except that the lower rate applicable to qualified dividend income will not apply. If a U.S. Holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years (provided that, for any subsequent taxable year in which we are not a PFIC, a U.S. Holder will not include in income mark-to-market gain or loss) unless the ordinary shares are no longer regularly traded on a qualified exchange (including, for example, if our ordinary shares are no longer listed on The Nasdaq Global Market) or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisors about the availability and advisability of the mark-to-market election in their particular circumstances.

Investors in certain PFICs can elect to be taxed on their share of the PFIC’s ordinary income and net capital gain by making a qualified electing fund election (a “QEF election”), which, if made, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above under the excess distribution regime. We do not expect that a U.S. Holder will be eligible to make a QEF election with respect to our ordinary shares.

Each U.S. Holder is urged to consult its own tax advisor concerning the U.S. federal income tax consequences of holding ordinary shares if we are a PFIC in any taxable year during its holding period.

Holder Reporting Requirements

Certain U.S. Holders, including individuals and certain entities, that hold “specified foreign financial assets,” as defined in the Treasury regulations (which may include ordinary shares), other than in an account at a U.S. financial institution or the U.S. branch of a non-U.S. financial institution, are required to report certain information relating to such assets on Internal Revenue Service Form 8938 (Statement of Specified Foreign Financial Asset). U.S. Holders are urged to consult their tax advisors regarding the effect, if any, of this and any other reporting requirements on their ownership and disposition of our ordinary shares. Failure to comply with applicable reporting requirements could result in the imposition of substantial penalties.

A U.S. Holder who acquires ordinary shares for cash may be required to file Internal Revenue Service Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) with the IRS and to supply certain additional information to the IRS if the amount of cash transferred to us in exchange for ordinary shares, when aggregated with all related transfers under applicable regulations, exceeds US$100,000. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting on amounts received by such U.S. Holder from a distribution on, or disposition of, ordinary shares, unless such U.S. Holder establishes that it is exempt from these rules. If a U.S. Holder does not establish that it is exempt from these rules, it may be subject to backup withholding on the amounts received unless it provides a taxpayer identification number and otherwise complies with the requirements of the backup withholding rules. Backup withholding is not an additional tax and the amount of any backup withholding from a payment that is received will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

JERSEY CHANNEL ISLANDS REGULATORY AND TAX MATTERS

Regulatory Matters

It was a condition to the consummation of this offering that, prior to the pricing of this offering, a copy of this prospectus supplement and the accompanying prospectus shall have been delivered to the registrar of companies in accordance with Article 5 of the Companies (General Provisions) (Jersey) Order 2002, and the registrar shall have given, and not withdrawn, consent to its circulation. Such consent was received on June     , 2022.

It was a condition to the consummation of this offering that, prior to the pricing of this offering, the Jersey Financial Services Commission has given, and has not withdrawn, its consent under Article 2 of the Control of Borrowing (Jersey) Order 1958 to the issue of our ordinary shares by our company. Such consent was received on January 1, 2017.

It must be distinctly understood that, in giving these consents, neither the registrar of companies nor the Jersey Financial Services Commission takes any responsibility for the financial soundness of our company or for the correctness of any statements made, or opinions expressed, with regard to it.

If you are in any doubt about the contents of this prospectus supplement and the accompanying prospectus you should consult your stockbroker, bank manager, solicitor, accountant or other financial adviser.

The directors of our company have taken all reasonable care to ensure that the facts stated in this prospectus supplement and the accompanying prospectus are true and accurate in all material respects, and that there are no other facts the omission of which would make misleading any statement in this prospectus supplement and the accompanying prospectus, whether of facts or of opinion. All the directors accept responsibility accordingly.

It should be remembered that the price of securities and the income from them can go down as well as up.

Tax Matters

Taxation of Quotient

We are regarded as resident for tax purposes in Jersey, Channel Islands. On the basis that we are neither a financial services company nor a utility company for the purposes of the Income Tax (Jersey) Law 1961, as amended, we are subject to income tax in Jersey at a rate of 0%. Dividends on ordinary shares may be paid by us without withholding or deduction for or on account of Jersey income tax and holders of ordinary shares (other than residents of Jersey) will not be subject to any tax in Jersey in respect of the holding, sale or other disposition of such ordinary shares.

Goods and Services Tax

Jersey charges a tax on goods and services supplied in the Island (which we refer to as GST). On the basis that we do not belong in Jersey for the purposes of the Goods and Services Tax (Jersey) Law 2007, GST is not chargeable on supplies of services made by us. Our Directors intend to conduct our business such that no GST will be incurred by us.

Stamp Duty

In Jersey, no stamp duty is levied on the issue or transfer of the ordinary shares except that stamp duty is payable on Jersey grants of probate and letters of administration, which will generally be required to transfer ordinary shares on the death of a holder of such ordinary shares. In the case of a grant of probate or letters of administration, stamp duty is levied according to the size of the estate (wherever situate in respect of a holder of ordinary shares domiciled in Jersey, or situate in Jersey in respect of a holder of ordinary shares domiciled outside Jersey) and is payable on a sliding scale at a rate of up to 0.75% of such estate.

Jersey does not otherwise levy taxes upon capital, inheritances, capital gains or gifts nor are there other estate duties.

If you are in any doubt as to your tax position you should consult your professional tax adviser.

UNDERWRITING

The company and the underwriters named below have entered into an underwriting agreement with respect to the ordinary shares and pre-funded warrants being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of securities indicated in the following table. Jefferies LLC and Cowen and Company, LLC are the representatives of the underwriters.

	NUMBER OF SHARES	NUMBER OF PRE-FUNDED WARRANTS
Jefferies LLC
Cowen and Company, LLC
Total

The underwriters are committed to take and pay for all of the securities being offered, if any are taken, other than the ordinary shares covered by the option described below unless and until this option is exercised.

The underwriters have an option to buy up to an additional                ordinary shares from the company. They may exercise that option for 30 days. If any ordinary shares are purchased pursuant to this option, the underwriters will severally purchase ordinary shares in approximately the same proportion as set forth in the table above.

The following table shows the public offering price, the underwriting discounts and commissions to be paid to the underwriters by the company and the proceeds to the company, before expenses, in connection with this offering. Such amounts are shown assuming both no exercise and full exercise by the underwriters of their option to purchase additional ordinary shares.

	Per Share	Per Pre-Funded Warrant	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$	$	$	$
Underwriting discounts and commissions	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

Ordinary shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any ordinary shares sold by the underwriters to securities dealers may be sold at a discount of up to $                per share from the initial public offering price. After the initial offering of the ordinary shares, the representatives may change the offering price and the other selling terms. The offering of the securities by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The company estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $                    . The company has also agreed to reimburse the underwriters up to $20,000 for their FINRA counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.

One of our directors has requested an allocation of $30,000 of ordinary shares in the offering at the public offering price. The company has agreed that it will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, (ii) file with the SEC a registration statement under the Securities Act relating to, any of its ordinary shares or securities convertible into or exchangeable or exercisable for any ordinary shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (iii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any ordinary shares or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of ordinary shares or such other securities, in cash or otherwise), in each case without the prior written consent of the representatives for a period of 90 days after the date of this prospectus supplement other than (a) the ordinary shares and pre-funded warrants to be sold hereunder, (b) the issuances of ordinary shares upon the exercise or vesting of options, warrants, restricted share units or multi-year restricted share units disclosed as outstanding in this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein, (c) any issuance to directors, executive officers or employees of ordinary shares, share options or other equity awards not exercisable for a period of 90 days after the date of this prospectus supplement under the company’s existing equity incentive plans or pursuant to any inducement award permitted to be issued without shareholder approval by Nasdaq rules, (d) issuances of ordinary shares, or any securities convertible, exercisable or exchangeable for ordinary shares, issued by us in connection with the acquisition of businesses, technologies, assets or intellectual property as long as (x) the aggregate amount of any such securities does not exceed 5% of the number of ordinary shares outstanding immediately after the issuance and sale of the ordinary shares to be sold hereunder (but excluding any ordinary shares to be issued upon the exercise of the pre-funded warrants) and (y) each person to whom such securities are issued agrees in writing with the representatives to be bound by a lock-up agreement, (e) post-effective amendments in respect of its registration statements on Form S-3 (Registration No. 333-203818, 333-221470 and 333-235508), as amended, and any filing by the company of a registration statement on Form S-8 relating to the company’s existing equity incentive plans (including any amendment to the company’s existing equity incentive plans approved by its shareholders) or an inducement award, (f) the issuance of warrants to holders of the Company’s Senior Secured Notes as discussed under “Prospectus Summary – Recent Developments – Amendments to Senior Secured Notes” and the issuance of ordinary shares upon exercise of such warrants (g) the filing of a registration statement to register the resale of the ordinary shares referenced in clause (f) and (h) the issuance of ordinary shares upon exercise of the pre-funded warrants being offered hereunder.

For a period of 90 days after the date of this prospectus supplement, the company’s directors and executive officers, who beneficially own in the aggregate approximately 8,732,240 of the Company’s ordinary shares as of June 17, 2022, have agreed that they will not, and will not cause or direct any affiliate to, without the prior written consent of the representatives, (1) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any ordinary shares or any securities convertible into or exercisable or exchangeable for the company’s ordinary shares (including, without limitation, ordinary shares or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), (2) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares or any of the company’s other securities that are substantially similar to the ordinary shares, or any securities convertible into or exercisable for, or any warrants or other rights to acquire, the company’s ordinary shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise, or (3) publicly announce an intention to effect any transaction specified in clause (1) or (2) other than (a) the registration of the offer or sale of the ordinary shares to be sold hereunder, (b) bona fide gifts, (c) dispositions to any trust for the direct or indirect benefit of the director, executive officer or shareholder and/or their immediate family, (d) dispositions by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the director, executive officer or shareholder, (e) as a distribution to the limited partners, members, trust beneficiaries or shareholders of the shareholder,

(f) dispositions to the director’s, executive officer’s or shareholder’s affiliates, or to any investment fund or other entity controlled or managed by, directly or indirectly, the director, executive officer or shareholder, (g) the entry into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for any sales or other dispositions of ordinary shares during the 90 days after the date of this prospectus supplement, no public announcement or public disclosure of entry into such plan is made or required to be made, and the director, executive officer or shareholder does not otherwise voluntarily effect any public announcement or public disclosure regarding the entry into or existence of any such plan, or (h) dispositions of ordinary shares pursuant to any trading plan established pursuant to Rule 10b5-1 under the Exchange Act existing as of the date of the lock-up agreement; provided, however, that (A) in the case of any transfer or disposition pursuant to clauses (b) through (f), (i) each transferee, distributee or recipient shall execute and deliver to the representatives a lock-up agreement, (ii) no public announcement or public disclosure of entry into such plan is voluntarily made or required to be made and (iii) any such transfer or distribution shall not involve a disposition for value; and (B) in the case of any disposition pursuant to clause (h), no filing under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such disposition unless such filing or announcement clearly states that such disposition was made pursuant to an established trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

The representatives may, in their sole discretion and at any time or from time to time before the termination of the 90-day period, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of the company’s shareholders who will execute a lock-up agreement, providing consent to the sale of ordinary shares prior to the expiration of the lock-up period.

In connection with the offering, the underwriters may purchase and sell ordinary shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of ordinary shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional ordinary shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional ordinary shares or purchasing ordinary shares in the open market. In determining the source of ordinary shares to cover the covered short position, the underwriters will consider, among other things, the price of ordinary shares available for purchase in the open market as compared to the price at which they may purchase additional ordinary shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional ordinary shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of ordinary shares made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased ordinary shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the company’s ordinary shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the ordinary shares. As a result, the price of the ordinary shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise.

The company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each, a “Member State”), no securities have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member States and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

•	To any legal entity which is a qualified investor as defined under the Prospectus Regulation;

•

To fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•	In any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of our securities shall require us or any underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to public” in relation to our securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our securities to be offered so as to enable an investor to decide to purchase or subscribe for our securities, and the expression “Prospectus Regulations” means Regulation (EU) 2017/1129.

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

In the United Kingdom, this prospectus is only addressed to and directed as qualified investors who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000

(Financial Promotion) Order 2005 (the Order); or (ii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this prospectus relates is available only to relevant persons and will only be engaged with relevant persons. Any person who is not a relevant person should not act or relay on this prospectus or any of its contents.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Israel

In the State of Israel this prospectus shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728 – 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728–1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 – 1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 – 1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 – 1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 – 1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 – 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 – 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

LEGAL MATTERS

The validity of the issuance of our securities offered hereby will be passed upon for us by Carey Olsen Jersey LLP, our Jersey, Channel Islands counsel, and certain other matters will be passed upon for us by Clifford Chance US LLP, New York, New York. Covington & Burling LLP, New York, New York, is counsel to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Quotient Limited appearing in Quotient Limited’s Annual Report on Form 10-K/A for the year ended March 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which the accompanying prospectus is a part, covering the ordinary shares offered hereby. As allowed by SEC rules, the accompanying prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. We refer you to the registration statement and the exhibits thereto for further information. This prospectus supplement and the accompanying prospectus is qualified in its entirety by such other information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement of which the accompanying prospectus is a part, are also available to you on the SEC’s website at www.sec.gov. We also maintain a website on the Internet with the address of www.quotientbd.com where you can find additional information. All internet addresses provided in this prospectus supplement or the accompanying prospectus are for information purposes only and are not intended to be hyperlinks. We are not incorporating by reference into this prospectus supplement or the accompanying prospectus the information on our website or any other website, except for the information specifically incorporated by reference herein, and you should not consider our website or any other website to be a part of this prospectus supplement, the accompanying prospectus or other offering materials.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	The Annual Report on Form 10-K/A for the fiscal year ended March 31, 2021 filed with the SEC on November 15, 2021;

•	The Quarterly Report on Form 10-Q/A for the fiscal quarter ended June 30, 2021, filed with the SEC on November 15, 2021;

•	The Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, filed with the SEC on November 16, 2021;

•	The Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2021, filed with the SEC on February 8, 2022;

•

The Current Reports on Form 8-K filed with the SEC on May 27, 2021, July  2, 2021, August  11, 2021, October  6, 2021, October  12, 2021, October  14, 2021, October  19, 2021, November  3, 2021, November  10, 2021, January  14, 2022, April  4, 2022, May  20, 2022, and May 24, 2022;

•

The Definitive Proxy Statement on Schedule 14A filed with the SEC on July  23, 2021 (but only with respect to information required by Part III of our Annual Report on Form 10-K/A for the fiscal year ended March 31, 2021); and

•

The description of our ordinary shares contained in our Registration Statement on Form 8-A originally filed with the SEC on April 10, 2014, including all amendments or reports filed for the purpose of updating the description included therein.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such reports and documents we may file with the SEC from the date of this prospectus supplement until we have sold all of the ordinary shares to which this prospectus supplement relates or the offering is otherwise terminated, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein or in the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

All of the documents that are incorporated by reference are available at the web site maintained by the SEC at http://www.sec.gov. In addition, if you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed in writing to the Head of Financial Accounting & Treasury at Quotient Limited, 28 Esplanade, St. Helier, JE2 3QA, Jersey, Channel Islands, or by telephone: 011-41-22-716-9800.

$200,000,000

QUOTIENT LIMITED

Ordinary Shares, Preference Shares, Debt Securities, Rights to Purchase Ordinary Shares, Rights to Purchase Preference Shares, Warrants to Purchase Ordinary Shares, Warrants to Purchase Preference Shares, Warrants to Purchase Debt Securities and Units

We may offer and sell, from time to time, the securities covered by this prospectus. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific terms of these securities and such offerings in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. The prospectus supplements will also contain information, where applicable, about certain federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. You should read this prospectus and any supplements carefully before you make an investment decision.

We may sell these securities in one or more offerings, on a continuous or delayed basis, to or through underwriters, dealers, or agents, or directly to purchasers. The names of any underwriters, dealers or agents and the specific terms of a plan of distribution will be stated in an accompanying prospectus supplement. More information about how these securities may be offered and sold is included in the section entitled “Plan of Distribution” contained in this prospectus. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our ordinary shares are listed on The Nasdaq Global Market under the symbol “QTNT”. The last reported sale price of our ordinary shares on The Nasdaq Global Market on September 1, 2020 was $4.81 per share.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of material risks of investing in our securities described in our Securities and Exchange Commission filings, including our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2020, which is incorporated herein by reference, in addition to the other information contained or incorporated by reference in this prospectus, in an applicable prospectus supplement or in other offering material. Please see the section entitled “Risk Factors” beginning on page 3 of this prospectus, as well as the sections entitled “Risk Factors” beginning on page 17 of our Annual Report on Form 10-K for the year ended March 31, 2020.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No Jersey, Channel Islands regulatory consent is required in respect of this prospectus and, consequently, no consent has been sought from the Jersey Financial Services Commission in connection with this prospectus.

The date of this prospectus is September 4, 2020.

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We have not authorized anyone to provide any information or to make any representations other than that contained in or incorporated by reference in this prospectus, any prospectus supplement or any other offering material prepared by or on behalf of us or to which we have referred you. Do not rely upon any information or representations made outside of such sources. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell, or soliciting an offer to buy, these securities in any jurisdiction where the offer, sale or solicitation is not permitted. You should assume that the information appearing in or incorporated by reference in this prospectus, any prospectus supplement or any other offering material prepared by us is accurate only as of its respective date. Our business, financial condition, results of operations and prospects may have changed since such date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit either to the registration statement of which this prospectus is a part or any document incorporated by reference herein or in any prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant made to you or for your benefit. Moreover, such representations, warranties or covenants were accurate only as of the date they were made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Our trademark portfolio includes both United States and foreign trademark registrations and pending United States and foreign trademark applications. Other trademarks or trade names referred to in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus and the documents incorporated by reference herein are generally referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Certain market and industry data and forecasts included in or incorporated by reference in this prospectus, any prospectus supplement or any other offering material were obtained from independent market research, industry publications and surveys, governmental agencies and publicly available information. We did not fund and are not otherwise affiliated with the third party sources that we cite. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. While we are not aware of any misstatements regarding the market or industry data presented or incorporated by reference herein or in any prospectus supplement or other offering material, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

In addition, unless otherwise disclosed in the applicable prospectus supplement, the industry and market data, forecasts and estimates included in or incorporated by reference in this prospectus and any prospectus supplement had been published before or do not otherwise take into account the novel coronavirus disease 2019, or COVID-19, pandemic and therefore do not reflect any impact of COVID-19 on any specific market or globally.

Our fiscal year ends on March 31. Unless otherwise noted, any reference to a year preceded by the word “fiscal” refers to the twelve months ended March 31 of that year. For example, references to “fiscal 2020” refer to the twelve months ended March 31, 2020. Any reference to a year not preceded by “fiscal” refers to a calendar year.

For investors outside of the United States: We have not done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

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ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the ordinary shares, preference shares, debt securities, rights to purchase ordinary shares or preference shares, warrants to purchase ordinary shares, preference shares or debt securities, and units consisting of combinations of any two or more of the foregoing securities we may offer. Each time we sell securities, we will provide you with this prospectus and a prospectus supplement or other offering material, if applicable, that will contain specific information about the terms of that offering. The prospectus supplement or other offering material may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or other offering material together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf registration” process. Under a shelf registration process, we may, from time to time, sell the securities covered by this prospectus in one or more offerings. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, which can be read at the SEC’s web site (www.sec.gov).

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirely by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may access those documents as described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date of each document.

PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It does not contain all of the information that you should consider before investing in our securities. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Unless the context requires otherwise, references in this prospectus to “Quotient,” the “Company,” “we,” “us” and “our” refer to Quotient Limited and its consolidated subsidiaries.

Overview

We are a commercial-stage diagnostics company committed to reducing healthcare costs and improving patient care through the provision of innovative tests within established markets. Our initial focus is on blood grouping and donor disease screening, which is commonly referred to as transfusion diagnostics. Blood grouping involves specific procedures performed at donor or patient testing laboratories to characterize blood, which includes antigen typing and antibody detection. Disease screening involves the screening of donor blood for unwanted pathogens using two different methods, a serological approach (testing for specific antigens or antibodies) and a molecular approach (testing for DNA or RNA). We believe that MosaiQ, our proprietary technology platform, may also have application beyond transfusion diagnostics in the larger clinical diagnostics market where testing currently performed using separate immunoassay and molecular testing techniques for a single diagnosis could be combined on one testing technology permitting multiple tests simultaneously with a simplified workflow.

We have over 35 years of experience developing, manufacturing and commercializing conventional reagent products used for blood grouping within the global transfusion diagnostics market. We are developing MosaiQ to better address the comprehensive needs of this large and established market. MosaiQ will initially comprise two separate microarrays, one for immunohematology (blood grouping), or IH, and one for serological disease screening, or SDS, and a high-throughput instrument. We are also developing a third microarray for molecular disease screening. We believe MosaiQ has the potential to transform transfusion diagnostics, significantly reducing the cost of blood grouping in the donor and patient testing environments, while improving patient outcomes.

We have a proven track record and significant expertise in product development, manufacturing and quality assurance, tailored to the highly regulated transfusion diagnostics market. We currently derive revenue from a portfolio of products used for blood grouping, as well as whole blood controls used daily for quality assurance testing of third-party blood grouping instruments. We have introduced a range of U.S. Food and Drug Administration, or FDA, licensed products in the United States under the Quotient brand, which we sell directly to donor testing laboratories, hospitals and independent patient testing laboratories. We also develop, manufacture and sell conventional reagent products to original equipment manufacturers, or OEMs, such as Ortho-Clinical Diagnostics, Inc. (or Ortho), Bio-Rad Laboratories, Inc., and Grifols S.A. In July and December 2019, the FDA licensed a range of conventional reagent products developed and manufactured by us for use on instrument platforms commercialized by Ortho.

Corporate History and Information

Quotient Limited is a limited liability no par value company incorporated under the laws of Jersey, Channel Islands. Our registered address is 28 Esplanade, St. Helier, JE2 3QA, Jersey, Channel Islands. Our agent for service of process is our wholly owned U.S. subsidiary, Quotient Biodiagnostics, Inc., 301 South State Street, Suite S-204, Newton, Pennsylvania 18940.

We were incorporated in Jersey, Channel Islands in 2012. Our principal executive offices are located at B1, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland, and our telephone number is 011-41-22-716-9800. Our website address is www.quotientbd.com. Information contained on our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, and you should not rely on any such information in making the decision whether to purchase our securities.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully consider the discussion of material risks of investing in our securities described in our SEC filings, including our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2020, which is incorporated herein by reference, in addition to the other information contained or incorporated by reference in this prospectus, in an applicable prospectus supplement or in other offering material, before purchasing any of our securities. Any of these risks could materially adversely affect our business, financial condition and results of operations. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, and other future conditions, and include estimates and projections. Forward-looking statements can be identified by words such as “strategy,” “objective,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” “might,” “design” and other similar expressions, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in or incorporated by reference in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain, and are subject to numerous known and unknown risks and uncertainties.

Forward-looking statements include statements about:

•	the continuing development, regulatory approval and commercialization of MosaiQ;

•

the design of blood grouping and disease screening capabilities of MosaiQ, the potential for the expansion of MosaiQ into the larger clinical diagnostics market and the benefits of MosaiQ for both customers and patients (including using MosaiQ to test for COVID-19 antibodies);

•	future demand for and customer adoption of MosaiQ, the factors that we believe will drive such demand and our ability to address such demand;

•	our expected profit margins for MosaiQ;

•	the size of the market for MosaiQ;

•	the regulation of MosaiQ by the FDA, or other regulatory bodies, or any unanticipated regulatory changes or scrutiny by such regulators;

•	future plans for our conventional reagent products;

•	the status of our future relationships with customers, suppliers, and regulators relating to our products;

•	future demand for our conventional reagent products and our ability to meet such demand;

•	our ability to manage the risks associated with international operations;

•	anticipated changes, trends and challenges in our business and the transfusion diagnostics market;

•	continued or worsening adverse conditions in the global economic and financial markets, including as a result of the recent COVID-19 pandemic;

•	the impact on our business of the United Kingdom ceasing to be a member of the European Union;

•	the effects of competition;

•	the expected outcome or impact of pending or threatened arbitration or litigation, including our ongoing dispute with Ortho;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	the status of our business relationship with Ortho;

•

our anticipated cash needs, including the adequacy of our available cash and short-term investment balances relative to our forecasted cash requirements for the next twelve months, our expected sources of funding, and our estimates regarding our capital requirements and capital expenditures; and

•	our plans for executive and director compensation for the future.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place significant reliance on our forward-looking statements. The inclusion of forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations that we contemplate will be achieved. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make.

Important factors that could cause actual results and events to differ materially from those indicated in the forward-looking statements include those identified under the heading “Risk Factors” in this prospectus, any applicable prospectus supplement or any other offering material and the factors referenced in our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, which is incorporated by reference herein, including those set forth under “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk” therein. These factors should not be construed as exhaustive, and should be read in conjunction with the other cautionary statements included in and incorporated by reference in this prospectus, any applicable prospectus supplement or any other offering material.

Many important factors, in addition to the factors described in this prospectus and the documents incorporated by reference herein, may adversely and materially affect our results as indicated in forward-looking statements. You should read this prospectus, the documents that we have incorporated by reference herein and the documents that we have filed as exhibits to either the registration statement of which this prospectus is a part or any document incorporated by reference herein, as well as any prospectus supplement or other offering material, completely and with the understanding that our actual future results may be materially different and worse from what we expect.

The forward-looking statements in this prospectus and the documents incorporated by reference herein represent our views as of the date of this prospectus or such document, as applicable. We undertake no obligation to publicly update any forward-looking statements whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

Unless otherwise disclosed in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the offered securities under this prospectus to continue the development and commercialization of MosaiQ, as described elsewhere in this prospectus and the documents incorporated by reference herein, as well as for working capital, operating expenses and other general corporate purposes.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

We may, from time to time, offer under this prospectus, separately or together:

•	ordinary shares,

•	preference shares,

•	debt securities,

•	rights to purchase ordinary shares,

•	rights to purchase preference shares,

•	warrants to purchase ordinary shares,

•	warrants to purchase preference shares,

•	warrants to purchase debt securities, and

•	units consisting of combinations of any two or more of the foregoing securities.

The aggregate initial offering price of the securities offered by us will not exceed $200,000,000.

DESCRIPTION OF SHARE CAPITAL

The following description of the terms of our share capital is only a summary. This description is subject to, and qualified in its entirety by reference to, our Memorandum of Association and Articles of Association, as amended, each of which has previously been filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, and the Companies (Jersey, Channel Islands) Law 1991 (referred to below, as amended, as the “Jersey Companies Law”).

General

Quotient Limited was originally formed as a private limited liability, no par value company named QBDG (Newco) Limited, on January 18, 2012 under the Jersey Companies Law with the registered number 109886. The company changed its name to Quotient Biodiagnostics Holdings Limited on January 27, 2012, and changed its name to Quotient Limited on May 10, 2013. On April 3, 2014, the company’s status was changed to a public limited liability no par value company.

The registered office of Quotient Limited is at 28 Esplanade, St Helier, JE2 3QA, Jersey, Channel Islands and its principal executive office is at B1, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland.

Authorized and Issued Share Capital

We are a no par value company, meaning that our shares do not have any nominal or par value. Our constitutional documents permit us to issue an unlimited number of shares.

The issued share capital of our company as of August 20, 2020 was 80,656,043 fully paid ordinary shares of nil par value and 666,665 fully paid 7% cumulative redeemable preference shares of nil par value.

Ordinary Shares

Ordinary shares we may issue from time to time will have no preemptive rights or other rights to subscribe for additional ordinary shares, no rights of redemption, conversion or exchange and no sinking fund rights. In the event of liquidation, dissolution or winding-up, the holders of our ordinary shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any issued and outstanding preference shares, if applicable. All of the ordinary shares offered will be fully paid and non-assessable. Holders of our ordinary shares are entitled to receive such dividends as may be lawfully declared from time to time by our board of directors.

Preference Shares

Subject to limitations contained in our Memorandum and Articles of Association and in any Statement of Rights filed at the Companies Registry in Jersey in respect of the Company and any limitations prescribed by applicable law, our Board of Directors is authorized to issue preference shares in one or more series and to fix the designation, powers, preferences and rights and the qualifications, limitations or restrictions of such shares, including but not limited to dividend rates, conversion rights, voting rights, terms of redemption/repurchase (including sinking fund provisions), redemption/repurchase prices and liquidation preferences, and the number of shares constituting and the designation of any such series, without further vote or action by our shareholders. Each prospectus supplement will describe, as to the preference shares to which it relates, the title of the series, the designation, powers, preferences and rights the series, the qualifications, limitations and restrictions of the series and any other material terms of the series. All of the preference shares offered will be fully paid and non-assessable.

Existing Preference Shares

7% Cumulative Redeemable Preference Shares

On January 30, 2015, we issued in a private placement 666,665 7% cumulative redeemable preference shares, which we refer to below as the preference shares, at a price of $22.50 per share, for an aggregate subscription price of approximately $15 million. The material terms and provisions of the preference shares, as set forth in the Statement of Rights in relation to Preference Shares in the capital of the Company, or the Statement of Rights, are summarized below. The following description is subject to, and qualified in its entirely by, the Statement of Rights, which is filed as an exhibit to our Current Report on Form 8-K filed with the SEC on January 30, 2015 and incorporated by reference into this prospectus. You should review a copy of the Statement of Rights for a complete description of the terms and conditions applicable to the preference shares.

Each preference share has a right to a cumulative preferential dividend of 7% per annum of the subscription price paid for that preference share on and from the date of issue of such preference share to (but excluding) the date of redemption of such preference share, or the Preferential Dividend. The Preferential Dividend accrues quarterly and is payable in connection with the redemption of the preference shares. We have the right (but are under no obligation) to make payments from time to time of some or all of the then accrued but unpaid Preferential Dividend balance, and will not declare or pay dividends or make any other distributions of income or profits to the holders of our ordinary shares for so long as any accrued Preferential Dividend remains accrued but unpaid.

The holders of the preference shares have the right to require us to redeem the preference shares after four years, or the Holder Redemption Trigger Date, subject to our right to extend the Holder Redemption Trigger Date in one year increments up to a maximum of ten (10) years from the issue date. In January 2020, we issued a notice to extend the Holder Redemption Trigger Date until January 2022. We have the right to redeem all or some of the preference shares at any time. The preference shares are subject to automatic redemption upon a Change of Control of our company as defined in the Statement of Rights. On the redemption of the preference shares, we will first pay the amount of the accrued Preferential Dividend and then the redemption price per preference share, which is equal to the subscription price paid therefor.

On a winding-up or liquidation of our company, the preference shares will rank pari passu with our ordinary shares with respect to the repayment of amounts paid up thereon. Immediately prior to a winding-up or liquidation of our company, all accrued and unpaid Preferential Dividends in respect of the preference shares will be capitalized into new preference shares on the basis of one (1) new preference share for each whole $22.50 of Preferential Dividend accrued.

The holders of the preference shares are subject to certain transfer restrictions and also have certain other rights described in the Statement of Rights.

Memorandum and Articles of Association

Public limited companies formed under the laws of Jersey, Channel Islands are governed in general by two organizational documents, a Memorandum of Association and Articles of Association. The Memorandum of Association sets forth the basic constitutional details of the company and its authorized share capital. The Articles of Association set forth other general corporate matters, including the rights of shareholders and provisions concerning shareholder and director meetings and directors’ terms and fees. The full text of both our Memorandum of Association and Articles of Association have been previously filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Quotient Memorandum of Association

Under the Jersey Companies Law, the capacity of a Jersey company is not limited by anything contained in its Memorandum or Articles of Association. Accordingly, we are able to operate in any markets and to provide any services which are legally permissible and that the directors deem appropriate. Our Memorandum of Association permits us to issue an unlimited number of shares and warrants.

Quotient Articles of Association

Voting rights

Each shareholder (other than a holder of preference shares) is entitled to one vote on a show of hands and to one vote per share held by such shareholder on a poll. There is no cumulative voting of shares.

Shareholders are ineligible to vote (unless our board determines otherwise) if any call or other sum presently payable by the shareholder to us in connection with such shares remains unpaid.

No holder of a preference share is entitled to vote (either in person or by proxy and whether by ballot or on a show of hands) at any general meeting of the Company or be counted in determining the total number of votes which may be cast at any such meeting, or required for the purposes of an ordinary resolution or special resolution of any members or any class of members, or for the purposes of any other consent required under our Articles of Association, except that the holders of preference shares are entitled to receive notice of, attend and vote at any meeting of the holders of preference shares as a class, where each holder of a preference share is entitled to vote one vote per share on a poll.

Transfer of Shares

Shareholders may transfer certificated shares through a customary share transfer form and the presentation of the applicable physical share certificate. Any of our shares purchased on Nasdaq represent only beneficial interests in the underlying aggregate certificated share position held by DTC. Transfers in “street name” through the DTC system are legally considered a transfer of the beneficial interest and are to be conducted in accordance with Nasdaq and DTC procedures.

Beneficial holders in “street name” may request at any time that actual ordinary shares in certificated form be registered in their name, which would therefore accord them full rights as legal shareholders under Jersey law. A beneficial holder’s broker may obtain on such holder’s behalf shares in certificated form through Continental Stock Transfer & Trust Company, our transfer agent. However, the conversion from a beneficial interest in securities legally owned by Cede & Co., the nominee used by DTC, as holder of legal title to the securities to actual securities, and vice versa, may require both time and the payment of processing fees to our transfer agent in addition to fees that may be levied by a beneficial holder’s brokerage firm.

Our Board of Directors in its discretion may suspend the registration of transfers of shares for periods not exceeding thirty (30) days in any year. Our Board of Directors may also decline to register transfers of shares:

•	that are not fully paid; and

•	upon which we have a lien.

If our Board of Directors declines to register a transfer of shares, we must notify the transferee within two (2) months thereafter.

Dividends and Other Distributions

In order to be able to declare any dividends, our directors must issue a statutory solvency statement to the effect that, immediately following the date on which the dividends are proposed to be paid, the company will be able to discharge its liabilities as they fall due and, having regard to the prospects of the company and to the intentions of the directors with respect to the management of the company’s business and the amount and character of the financial resources that will in the view of the directors be available to the company, the company will be able to continue to carry on business and discharge its liabilities as they fall due for the twelve (12) months immediately following the date on which the dividend is proposed to be paid (or until the company is dissolved on a solvent basis, if earlier).

Dividends (other than a preferential dividend) must be apportioned and paid pro rata according to the amounts paid on shares, unless otherwise specified in the rights attached to a specific class or classes of shares. Dividends (other than a preferential dividend) do not accrue interest and may, if unclaimed, be invested by our Board of Directors on our behalf until claimed. Any dividend unclaimed after a period of twelve (12) years from the date of declaration of such dividend or the date on which such dividend became due for payment is forfeited and becomes our property.

Our Articles of Association provide that our Board of Directors may offer our shareholders the right to receive in lieu of any cash dividend (or part thereof) that we declare on our ordinary shares, such number of our ordinary shares that are (or nearly as possible) equivalent in value to the cash dividend, based on the market price of such shares determined in accordance with our Articles of Association.

The terms of our preference shares provide that, other than the Preferential Dividend, no holder of preference shares has any right to participate in any distribution made by the Company, whether of income, profits or otherwise.

Winding Up

If we are wound up (whether the liquidation is voluntary, under supervision, or by the courts of Jersey) the liquidator (or the board, where no liquidator is appointed) may, with the authority of a special resolution of our shareholders, divide among our shareholders part or all of our assets, or transfer any part of our assets to a trustee for the benefit of our shareholders.

Changes in Capital and Allotment of Securities

We may, by special resolution of our shareholders, alter our Memorandum of Association to increase or reduce the number of shares that we are authorized to issue, to consolidate all or any of our shares (whether issued or not) into fewer shares or to divide all or any of our shares (whether issued or not) into more shares, in each case in compliance with the Jersey Companies Law.

Subject to the provisions of the Jersey Companies Law, our board has the discretion to issue authorized but unissued shares.

Variation of Class Rights

The rights attaching to any class of shares may only be altered by written consent of holders of not less than two-thirds (2/3) in number of the issued shares of that class, or by special resolution of the relevant class passed at a class shareholder meeting by the holders of not less than two-thirds (2/3) in number of the issued shares of that class being voted in person or by proxy at such meeting.

Change in Control

There are no provisions in our Articles of Association which would have an effect of delaying, deferring or preventing a change in our control.

General Meetings

An annual general meeting and any other shareholders’ meeting (whether convened for the passing of an ordinary or a special resolution of our shareholders) shall be called by at least fourteen (14) clear days’ notice given to our shareholders, directors and our auditors.

Borrowing Powers

Our Board of Directors has the full authority to authorize our entry into agreements to borrow money, to grant security over our assets and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of us or of any third party.

Directors

We may, by resolution of our shareholders, vary the minimum or maximum number of directors (subject to a minimum of two (2) directors). Currently the minimum number of directors is two (2) and there is no maximum number of directors. We currently have eight (8) members on our Board of Directors.

Shareholders are only able to appoint a person as a director at a shareholder meeting if (i) the relevant person has been recommended by our board or is a serving director who is retiring at that shareholder meeting; or (ii) if a shareholder (other than the person proposed as a director) who is entitled to attend and vote at that shareholder meeting has submitted written notice to us of their intention to nominate the relevant person during the period from (and including) the date that is one hundred twenty (120) days before, to and including the date that is ninety (90) days before, the first anniversary of the last annual general meeting of the Company meeting, along with a notice from the relevant person confirming their willingness to be appointed.

Directors are required to disclose any conflicts of interest with respect to any contract or proposed contract or any other arrangement or proposed arrangement with us.

Other Jersey Law Considerations

Purchase of Own Shares

As with declaring a dividend, we may not buy back or redeem our shares unless our directors who are to authorize the buy back or redemption have made a statutory solvency statement that, immediately following the date on which the buy back or redemption is proposed, the company will be able to discharge its liabilities as they fall due and, having regard to prescribed factors, the company will be able to continue to carry on business and discharge its liabilities as they fall due for the twelve (12) months immediately following the date on which the buy back or redemption is proposed (or until the company is dissolved on a solvent basis, if earlier).

If the above conditions are met, we may purchase shares in the manner described below.

We may purchase on a stock exchange our own fully paid shares pursuant to a special resolution of our shareholders. The resolution authorizing the purchase must specify:

•	the maximum number of shares to be purchased;

•	the maximum and minimum prices which may be paid; and

•	a date, not being later than five (5) years after the passing of the resolution, on which the authority to purchase is to expire.

We may purchase our own fully paid shares otherwise than on a stock exchange pursuant to a special resolution of our shareholders but only if the purchase is made on the terms of a written purchase contract which has been approved by an ordinary resolution of our shareholders. The shareholder from whom we propose to purchase or redeem shares is not entitled to take part in such shareholder vote in respect of the shares to be purchased.

We may fund a redemption or purchase of our own shares from any source. We cannot purchase our shares if, as a result of such purchase, only redeemable shares would remain in issue.

If authorized by a resolution of our shareholders, any shares that we redeem or purchase may be held by us as treasury shares. Any shares held by us as treasury shares may be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them. Shares redeemed or purchased by us are cancelled where we have not been authorized to hold these as treasury shares.

Mandatory Purchases and Acquisitions

The Jersey Companies Law provides that where a person has made an offer to acquire a class of all of our outstanding shares not already held by the person and has as a result of such offer acquired or contractually agreed to acquire ninety percent (90%) or more of such outstanding shares, that person is then entitled (and may be required) to acquire the remaining shares. In such circumstances, a holder of any such remaining shares may apply to the Jersey court for an order that the person making such offer not be entitled to purchase the holder’s shares or that the person purchase the holder’s shares on terms different to those under which the person made such offer.

Other than as described above, we are not subject to any regulations under which a shareholder that acquires a certain level of share ownership is then required to offer to purchase all of our remaining shares on the same terms as such shareholder’s prior purchase.

Compromises and Arrangements

Where we and our creditors or shareholders or a class of either of them propose a compromise or arrangement between us and our creditors or our shareholders or a class of either of them (as applicable), the Jersey court may order a meeting of the creditors or class of creditors or of our shareholders or class of shareholders (as applicable) to be called in such a manner as the court directs. Any compromise or arrangement approved by a majority in number representing seventy-five percent (75%) or more in value of the creditors or seventy-five percent (75%) or more of the voting rights of shareholders or class of either of them (as applicable) if sanctioned by the court, is binding upon us and all the creditors, shareholders or members of the specific class of either of them (as applicable).

Whether the capital of the company is to be treated as being divided into a single or multiple class(es) of shares is a matter to be determined by the court. The court may in its discretion treat a single class of shares as multiple classes, or multiple classes of shares as a single class, for the purposes of the shareholder approval referred to above taking into account all relevant circumstances, which may include circumstances other than the rights attaching to the shares themselves.

No Pre-Emptive Rights

The Jersey Companies Law does not confer any pre-emptive rights to purchase our shares or warrants on our security holders.

Rights of Minority Shareholders

Under Article 141 of the Jersey Companies Law, a shareholder may apply to court for relief on the ground that the conduct of our affairs, including a proposed or actual act or omission by us, is “unfairly prejudicial” to the interests of our shareholders generally or of some part of our shareholders, including at least the shareholder making the application. What amounts to unfair prejudice is not defined in the Jersey Companies Law. There may also be common law personal actions available to our shareholders.

Under Article 143 of the Jersey Companies Law (which sets out the types of relief a court may grant in relation to an action brought under Article 141 of the Jersey Companies Law), the court may make an order regulating our affairs, requiring us to refrain from doing or continuing to do an act complained of, authorizing civil proceedings and providing for the purchase of shares by us or by any of our other shareholders.

Share Registrar (Transfer Agent)

The share registrar and transfer agent for our ordinary shares in the United States is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004. Continental Stock Transfer & Trust Company and its affiliates in Jersey, Channel Islands are collectively responsible for managing both our legal share register in Jersey, Channel Islands and our interaction, including moving our shares into and out of, the DTC system. Our legal share register is kept at 28 Esplanade, St Helier, JE2 3QA, Jersey, Channel Islands.

Listing

Our ordinary shares are quoted on the Nasdaq Global Market under the trading symbol “QTNT.”

DESCRIPTION OF THE DEBT SECURITIES

The following description of our debt securities sets forth certain terms and provisions of our debt securities that we may offer from time to time in one or more distinct series. This section summarizes certain terms of any debt securities that we anticipate will be common to all series that we may offer under this prospectus. Please note that the terms of any series of debt securities that we may offer may differ significantly from the common terms described in this prospectus. Most of the specific terms of any series of debt securities that we offer, and any differences from the common terms described in this prospectus, will be described in the prospectus supplement for such securities to be attached to the front of this prospectus.

An indenture will govern any debt securities that we issue. An indenture is a contract between us and a financial institution acting as trustee on your behalf. We will enter into an indenture with an institution having corporate trust powers, which will act as trustee, relating to any debt securities that are offered by this prospectus. The indenture will be subject to the Trust Indenture Act of 1939, as amended. The trustee under an indenture has the following two main roles:

•	the trustee can enforce your rights against us if we default; there are some limitations on the extent to which the trustee acts on your behalf, which are described later in this prospectus; and

•	the trustee will perform certain administrative duties for us, which include sending you interest payments and notices.

As this section is a summary of some of the terms of the debt securities we may offer under this prospectus, it does not describe every aspect of the debt securities. In particular, the form of indenture we have previously filed and have incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part is a base indenture which contemplates that the specific terms of any debt securities may be set forth in one or more resolutions of our board of directors or supplemental indentures to the indenture. We urge you to read the indenture and the other documents (including any supplemental indentures) we file with the SEC relating to the debt securities because the indenture for those securities and those other documents, and not this description, will define your rights as a holder of our debt securities. We will file any such other documents (including any supplemental indentures) as exhibits to an annual, quarterly or other report that we file with the SEC. See “Where You Can Find More Information” for information on how to access the indenture and any such other documents. References to the “indenture” mean the indenture that will define your rights as a holder of debt securities, a form of which we have filed as an exhibit to the registration statement. The actual indenture we enter into in connection with an offering of debt securities may differ significantly from the form of indenture we have filed.

General

The indenture does not limit the aggregate principal amount of our debt securities that we may issue. We may issue our debt securities under the indenture from time to time in one or more series. The indenture does not limit the amount of other indebtedness, or our debt securities other than secured indebtedness, which we or our subsidiaries may issue.

Unless otherwise provided in a prospectus supplement, our senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Our subordinated debt securities will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness.

Each prospectus supplement will describe the following terms of the offered debt securities:

•	the title of the series;

•	any limit on the aggregate principal amount;

•	the principal payment dates;

•

the interest rates, if any, which rate may be zero if our debt securities are issued at a discount from the principal amount payable at maturity, or the method by which the interest rates will be determined, including, if applicable, any remarketing option or similar method;

•	the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

•	the interest payment dates and regular record dates;

•

whether and under what circumstances we will pay additional amounts because of taxes or governmental charges that might be imposed on holders of our debt securities and, if so, whether and on what terms we will have the option to redeem our debt securities in lieu of paying these additional amounts; whether and on what terms we will have the option to redeem our debt securities in lieu of paying additional amounts in respect of applicable taxes, fees, duties, assessments or governmental charges that might be imposed on you and the terms of the option;

•

the place or places where the principal of, any premium or interest on or any additional amounts with respect to any of our debt securities will be payable, where any of our debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and where any of our debt securities may be surrendered for conversion or exchange;

•

whether any of our debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which they may be redeemed, in whole or in part;

•

whether we will be obligated to redeem or purchase any of our debt securities pursuant to any sinking fund or analogous provision or at your option, and, if so, the dates or prices and the other terms on which our debt securities must be redeemed or purchased pursuant to this obligation and any provisions for the remarketing of our debt securities so redeemed or purchased;

•

if other than denominations of $ 1,000 and any integral multiple of $ 1,000, the denominations in which any of our debt securities to be issued in registered form will be issuable and, if other than denominations of $5,000, the denominations in which any of our debt securities to be issued in bearer form will be issuable;

•

whether our debt securities will be convertible into ordinary shares and/or exchangeable for other securities, whether or not issued by us and, if so, the terms and conditions upon which our debt securities will be convertible or exchangeable;

•

if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of our debt securities that will be payable upon declaration of acceleration of the maturity of our debt securities;

•	if other than United States dollars, the currency of payment in which the principal of, any premium or interest on or any additional amounts on our debt securities will be paid;

•

whether the principal of, any premium or interest on or any additional amounts on our debt securities will be payable, at our or your election, in a currency other than that in which our debt securities are stated to be payable, and the dates and the other terms upon which this election may be made;

•	any index, formula or other method used to determine the amount of principal of, any premium or interest on or any additional amounts on our debt securities;

•	whether our debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	whether our debt securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

•

in the case of our subordinated debt securities, the relative degree, if any, to which our subordinated debt securities will be senior to or be subordinated to other series of our subordinated debt securities or our other indebtedness in right of payment, whether the other series of our subordinated debt securities or other indebtedness is outstanding or not;

•	any deletions from, modifications of or additions to our covenants;

•	any deletions from, modifications of or additions to our events of default;

•	whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to our debt securities;

•	whether any of our debt securities are to be issued upon the exercise of warrants and the time, manner and place for our debt securities to be authenticated and delivered; and

•

any other terms, conditions, rights and preferences of our debt securities and any other deletions from or modifications or additions to the indenture, which may not be consistent with the terms set forth in this prospectus.

We will have the ability under the indenture to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

Unless otherwise set forth in the applicable prospectus supplement, principal of, premium and interest on our debt securities will initially be payable at the corporate trust office of the trustee or any other office or agency designated by us. Interest on our debt securities issued in registered form:

•

may be paid by check mailed to the persons entitled to the payments at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States; and

•

will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to the interest payment date.

We will designate the initial paying agents, which will be named in the applicable prospectus supplement, and may, at any time, designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, we are required to maintain a paying agent in each place where the principal of or any premium or interest on our debt securities are payable.

Unless otherwise set forth in the applicable prospectus supplement, you may present our debt securities for transfer, duly endorsed or accompanied by a written instrument of transfer if so required by us or the security registrar, or exchange for other debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, in each case at the office or agency maintained by us for this purpose, which will initially be the corporate trust office of the trustee. Any transfer or exchange will be made without service charge, although we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We are not required to:

•

issue, register the transfer of, or exchange our debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities and ending at the close of business on the day of mailing; or

•	register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Unless otherwise set forth in the applicable prospectus supplement, we will only issue our debt securities in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple of $1,000. If our debt securities are issued in bearer form, any restrictions and considerations, including offering restrictions and U.S. federal income tax considerations applicable to these securities and to payment on and transfer and exchange of these securities, will be described in the applicable prospectus supplement.

Our debt securities may be issued as original issue discount securities, which means that they will bear no interest or bear interest at a rate which, at the time of issuance, is below market rates. Our debt securities issued as original issue discount securities will be sold at a substantial discount below their principal amount.

U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

If the purchase price, or the principal of, or any premium or interest on any of our debt securities is payable in, or if any of our debt securities are denominated in, one or more foreign currencies or currency units, the restrictions, elections, U.S. federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

Unless otherwise set forth in the applicable prospectus supplement, the indenture will not limit our ability to incur indebtedness or protect holders of our debt securities in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of our outstanding indebtedness or otherwise affect our capital structure or credit rating.

There is no requirement that we issue debt securities in the future under the indenture, and we may use other indentures or documentation, containing different provisions in connection with future issues of other debt securities.

Conversion and Exchange

The terms, if any, on which our debt securities are convertible into or exchangeable for, either mandatorily or at our or your option, property or cash, ordinary shares, preference shares or other securities, whether or not issued by us, or a combination of any of these, will be set forth in the applicable prospectus supplement.

Global Securities

Our debt securities may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement and registered in the name of the depositary or its nominee. Interests in any global debt security will be shown on, and transfers of our debt securities will be effected only through, records maintained by the depositary and its participants as described below.

The specific terms of the depositary arrangement will be described in the applicable prospectus supplement.

Covenants Applicable to Debt Securities

The prospectus supplement related to an issuance of debt securities by us will set forth covenants that impose limitations and restrictions on us and our subsidiaries.

Consolidation, Amalgamation, Merger and Sale of Assets

The indenture provides that we may not:

•	consolidate or amalgamate with or merge into any person or convey, sell, transfer or lease our properties and assets as an entirely or substantially as an entirely to any person; or

•	permit any person to consolidate or amalgamate with or merge into us, or convey, sell, transfer or lease its properties and assets as an entirely or substantially as an entirely to us;

unless:

•	the surviving entity (if other than us) expressly assumes the payment of all amounts on all of our debt securities and the performance of our obligations under the indenture and our debt securities;

•

the surviving entity (if other than us) provides for conversion or exchange rights in accordance with the provisions of our debt securities of any series that are convertible or exchangeable into ordinary shares or other securities;

•

immediately after giving effect to the transaction no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and

•	we deliver an officers’ certificate and legal opinion to the trustee with respect to the transaction.

Events of Default

Unless otherwise stated in the applicable prospectus supplement, each of the following events will constitute an event of default under the indenture for any series of debt securities issued hereunder:

•	default in the payment of any interest on any debt security of such series when the interest becomes due and payable, and continuance of this default for a period of 30 days;

•

default in the payment of the principal of or any premium on any debt security of such series when the principal or premium becomes due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

•	default in the deposit of any sinking fund payment when due;

•

default in the performance of any covenant in respect of the debt securities of such series, and the continuance of this default for a period of 60 days after we have received written notice from the trustee or the holders;

•	our bankruptcy, insolvency or reorganization; and

•	any other event of default, which will be described in the applicable prospectus supplement.

If an event of default with respect to our debt securities of any series, other than events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the series may declare the principal amount, or a lesser amount as may be provided for in our debt securities, of all outstanding debt securities of the series to be immediately due and payable by written notice. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, generally, the holders of not less than a majority in principal amount of the debt securities of the series may rescind and annul the declaration of acceleration. Any event of bankruptcy, insolvency or reorganization will cause the principal amount and accrued interest, or the lesser amount as provided for in our debt securities, to become immediately due and payable without any declaration or other act by the trustee or any holder.

The indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default the trustee will transmit notice of the default to each holder of our debt securities unless the default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, or interest, if any, on or any sinking fund or purchase fund installment with respect to any debt security, the trustee may withhold this notice if and so long as the board of directors, executive committee or trust committee of directors and/or responsible officers of the trustee determines in good faith that the withholding of the notice is in the best interest of the holders.

If an event of default occurs and is continuing with respect to our debt securities of any series, the trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the holders of our debt securities by all appropriate judicial proceedings. The indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. Subject to these indemnification provisions, the holders of a majority in principal amount of our outstanding debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

Modification and Waiver

We and the trustee may modify or amend the indenture with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment, so long as the modification or amendment does not, without the consent of each affected holder:

•	change the stated maturity of the principal of or any premium or installment of interest on any debt security;

•	reduce the principal amount of, or the rate, or modify the calculation of the rate, of interest on, or any premium payable upon the redemption of, any debt security;

•

reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of the original issue discount security or the amount provable in bankruptcy;

•	change the place of payment or the coin or currency in which the principal of or any premium or interest on with respect to any debt security is payable;

•

impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;

•	reduce the percentage in principal amount of our outstanding debt securities, the consent of whose holders is required in order to take specific actions;

•	modify any of the provisions regarding the waiver of past defaults and the waiver of specified covenants by the holders of our debt securities, except to increase any percentage of consents required;

•

make any change that adversely affects the right to convert or exchange any debt security into or for our ordinary shares or other securities, whether or not issued by us, cash or property in accordance with its terms;

•	modify any of the provisions of any supplemental indenture relating to the subordination of our subordinated debt securities in a manner adverse to holders of our subordinated debt securities; or

•

modify any of the above provisions of the indenture dealing with modification and waiver in any other respect, except to increase any percentage of consents required to amend the indenture or for any waiver or to add to the provisions that cannot be modified without the approval of each affected holder.

We and the trustee may modify or amend the indenture and our debt securities of any series without the consent of any holder in order to, among other things:

•	provide for a successor to our company pursuant to a consolidation, amalgamation, merger or sale of assets;

•	add to our covenants for the benefit of the holders of all or any series of our debt securities or to surrender any right or power conferred upon us;

•	provide for a successor trustee with respect to our debt securities of all or any series;

•

cure any ambiguity or correct or supplement any provision which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the indenture which will not adversely affect the interests of the holders of our debt securities of any series;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of our debt securities;

•	add any additional events of default with respect to all or any series of our debt securities;

•	add guarantees of any series of our debt securities or secure any series of our debt securities;

•	provide for conversion or exchange rights of the holders of any series of our debt securities;

•	make any other change that does not materially adversely affect the interests of the holders of any of our debt securities then outstanding; or

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the U.S. Trust Indenture Act of 1939.

The holders of not less than a majority in principal amount of our outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences with respect to the debt securities of that series, except a default:

•	in the payment of principal of or any premium or interest on the debt securities of that series; or

•	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of any series affected.

Under the indenture, we must annually furnish the trustee with a statement regarding our performance of specified obligations and any default in our performance under the indenture. We are also required to deliver to the trustee, within five days after its occurrence, written notice of any event of default, or any event which after notice or lapse of time or both would constitute an event of default, resulting from the failure to perform any covenant contained in the indenture or our debt securities.

Defeasance and Covenant Defeasance

We may discharge all our obligations on our debt securities, which we refer to as defeasance, or elect to be discharged from complying with certain covenants in the indenture, except for certain ministerial obligations, like registering transfers or exchanges of our debt securities, which we refer to as covenant defeasance.

Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of a cash amount or government obligations, or both, which, through the scheduled payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on our debt securities on the scheduled due dates.

We may only do this if, among other things:

•

the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•

no event of default or event which with notice or lapse of time or both would become an event of default with respect to our debt securities to be defeased will have occurred and be continuing on the date of establishment of the trust and, with respect to defeasance only, there shall not have occurred a bankruptcy, insolvency or reorganization at any time during the period ending on the 91st day after that date; and

•

we have delivered to the trustee an opinion of counsel to the effect that you will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a revenue ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

New York Law to Govern

The indenture and our debt securities will be governed by, and construed in accordance with, the laws of the state of New York.

We will irrevocably submit to the non-exclusive jurisdiction of any New York state court or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, in respect of any legal action or proceeding arising out of or in relation to the indenture and the debt securities and will agree that all claims in respect of such legal action or proceeding may be heard and determined in such New York state or U.S. federal court and will waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court.

Information Concerning the Trustee

We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with the trustee and its affiliates in the ordinary course of business.

Under the indenture, the trustee is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the indenture and related matters.

DESCRIPTION OF THE RIGHTS TO PURCHASE ORDINARY SHARES OR PREFERENCE SHARES

The following summary sets forth certain terms and provisions of the rights we may issue to our shareholders to purchase from us our ordinary shares or our preference shares. The rights will be issued pursuant to a separate rights agreement to be entered into between us and a bank or trust company, as rights agent at the time of issuance.

General

The rights may be issued under the rights agreement independently or together with any other securities offered by a prospectus supplement. If rights are offered, the applicable prospectus supplement will describe the specific terms and provisions of the rights, which may differ from the terms described in this prospectus. To the extent that any particular terms of the rights described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement, which we will file as an exhibit to, or incorporate by reference in, the registration statement of which this prospectus forms a part. The prospectus supplement will include the following terms, without limitations:

•	the exercise price;

•	the date of determining the shareholders entitled to the rights distribution;

•	the rights agent;

•	the aggregate number of ordinary shares or preference shares purchasable upon exercise of the rights;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	any applicable federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the number of ordinary shares or preference shares at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Exercise of Rights

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the ordinary shares or preference shares, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF THE WARRANTS TO PURCHASE ORDINARY SHARES OR PREFERENCE SHARES

The following summary sets forth certain terms and provisions of the ordinary share warrants and preference share warrants. The warrants will be issued pursuant to a share warrant agreement between us and a share warrant agent to be selected at the time of issue.

General

The share warrants may be issued under the share warrant agreement independently or together with any other securities offered by a prospectus supplement. If share warrants are offered, the applicable prospectus supplement will describe the designation and the specific terms of the share warrants, which may differ from the terms described in this prospectus. To the extent that any particular terms of the warrants described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement, which we will file as an exhibit to, or incorporate by reference in, the registration statement of which this prospectus forms a part. The prospectus supplement will include the following terms, without limitations:

•	the offering price, if any;

•	the designation and terms of the ordinary shares or preference shares purchasable upon exercise of the share warrants;

•	if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;

•	the number of ordinary shares or preference shares purchasable upon exercise of one share warrant and the initial price at which shares may be purchased upon exercise of the share warrant;

•	the date on which the right to exercise the share warrants shall commence and the date on which these rights shall expire;

•	a discussion of the material U.S. federal income tax considerations;

•	any call provisions;

•	the currency in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the share warrants;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the share warrants.

The ordinary shares or preference shares issuable upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be fully paid and nonassessable. This means that the shares will be paid for in full at the time they are issued, and, once they are paid for in full, there will be no further liability for further assessments or taxation.

Exercise of Share Warrants

You may exercise your share warrants by surrendering to the share warrant agent your share warrant certificate with the form of election to purchase on the reverse of the certificate properly completed and executed by you, or your authorized agent, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the Financial Industry Regulatory Authority, which we refer to in this prospectus as the FINRA, or by a member of a national securities exchange. You must indicate on the form of election whether you are electing to exercise all or a portion of the share warrants evidenced by the certificate. You must also submit a payment of the aggregate exercise price of the share warrants to be exercised in lawful money of the United States along with your share warrant certificates, unless otherwise set forth in the applicable prospectus supplement. Upon receipt of the share warrant certificate, form of election and aggregate payment, if applicable, by the share warrant agent, the share warrant agent will requisition from the transfer agent for the ordinary shares or the preference shares, as the case may be, a certificate representing the number of ordinary shares or preference shares purchased for issuance and delivery to you or upon your written order. If you exercise less than all of the share warrants evidenced by any share warrant certificate, the share warrant agent shall deliver to you a new share warrant certificate representing your unexercised share warrants.

Anti-dilution and Other Provisions

The exercise price payable, the number of ordinary shares or preference shares purchasable upon the exercise of each share warrant and the number of share warrants outstanding are subject to adjustment if specified events occur. These events include:

•	the issuance of a stock dividend to holders of ordinary shares or preference shares; and

•	a combination, subdivision or reclassification of ordinary shares or preference shares.

In lieu of adjusting the number of ordinary shares or preference shares purchasable upon exercise of each share warrant, we may elect to adjust the number of share warrants. No adjustment in the number of shares purchasable upon exercise of the share warrants will be required until cumulative adjustments require an adjustment of at least 1% in the number of shares purchasable. We may also, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of share warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the preceding sentences, in case of any consolidation, merger, or sale or conveyance of our property as an entirely or substantially as an entirely, you, as a share warrant holder, shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of ordinary shares or preference shares into which your share warrants were exercisable immediately prior to this event.

No Rights as Shareholders

You will not be entitled, by virtue of being a share warrant holder, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as shareholders of our company.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

The following summary sets forth certain terms and provisions of the debt warrants. The debt warrants will be issued pursuant to a debt warrant agreement between us and a debt warrant agent to be selected at the time of issue.

General

The debt warrants may be issued under the debt warrant agreement independently or together with any other securities offered by a prospectus supplement. If debt warrants are offered, the applicable prospectus supplement will describe the designation and the specific terms of the debt warrants, which may differ from the terms described in this prospectus. To the extent that any particular terms of the warrants described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement, which we will file as an exhibit to, or incorporate by reference in, the registration statement of which this prospectus forms a part. The prospectus supplement will include the following terms, without limitations:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of our debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•

the principal amount of our debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of our debt securities may be purchased upon exercise of the debt warrant;

•	the date on which the right to exercise the debt warrants shall commence and the date on which this right shall expire;

•	a discussion of the material U.S. federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the debt warrants;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the debt warrants.

You, as a debt warrant holder, will generally not have any of the rights of holders of our debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, our debt securities or to enforce any of the covenants of our debt securities or the indenture.

Exercise of Debt Warrants

You may exercise your debt warrants by surrendering at the office of the debt warrant agent your debt warrant certificate with the form of election to purchase on the reverse side of the certificate properly completed and signed by you, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the FINRA or by a member of a national securities exchange. You must also submit a payment in full of the exercise price, as set forth in the applicable prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with your instructions. If you exercise less than all of the debt warrants evidenced by your debt warrant certificate, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF UNITS

We may issue units consisting of combinations of any two or more of the other securities offered by this prospectus. The applicable prospectus supplement will describe the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately. You should read the particular terms of the documents pursuant to which the units will be issued, which will be described in more detail in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the offered securities in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through dealers; or

•	directly to purchasers.

The applicable prospectus supplement will set forth the specific terms of the offering of the offered securities, including:

•	the terms of the offering, including the offering price;

•	the name or names of any underwriters (including managing underwriters), dealers or agents;

•	the purchase price of the offered securities and the net proceeds to us from the sale;

•	any underwriting discounts, concessions, commissions or agency fees and other items constituting underwriters’, dealers’ or agents’ compensation, which may be changed from time to time;

•	any delayed delivery arrangements; and

•	the offering expenses.

The distribution of the offered securities may be effected from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at fixed public offering prices; or

•	at varying prices determined by the underwriters at the time of sale.

In addition, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all of the offered securities of a series if any are purchased.

We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

If a dealer is utilized in the sales of offered securities, we will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. Any dealer may be deemed to be an underwriter of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Offers to purchase offered securities may be solicited directly by us and the sale of the offered securities may be made by us directly to institutional investors or others with respect to any resale of the offered securities. The terms of any of these sales will be described in the applicable prospectus supplement.

Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise by one or more remarketing firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the offered securities remarketed by them.

We may issue to our existing security holders, through a dividend or similar distribution, subscription rights to purchase our ordinary shares or preference shares, which may or may not be transferable. In any distribution of subscription rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. The applicable prospectus supplement will describe the specific terms of any offering of our ordinary shares or preference shares through the issuance of subscription rights, including, if applicable, the material terms of any standby underwriting or purchase arrangement.

Agents, underwriters, dealers and remarketing firms may be entitled, under agreements entered into with us, to indemnification by us against some civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto or any other offering material, in the registration statement of which this prospectus forms a part or in any of the documents incorporated by reference herein or therein, or to contribution with respect to payments which the agents, underwriters, dealers or remarketing firms may be required to make. The specific terms of any lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

We may authorize underwriters or other persons acting as our agent to solicit offers by specified institutions to purchase offered securities from us, pursuant to contracts providing for payments and delivery on a future date, which will be set forth in the applicable prospectus supplement. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. However, in all cases, these institutions must be approved by us. The obligations of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

The offered securities may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such securities as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable Nasdaq or other stock exchange, quotation system or over-the-counter market rules; (iii) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such securities; and (iv) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and, other than the ordinary shares, which are listed on the Nasdaq Global Market, will have no established trading market. We may elect to list any series of offered securities on an exchange and, in the case of the ordinary shares, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of preventing or retarding a decline in the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of the securities in the open market may be higher than it would otherwise be in the absence of these transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Concurrently with any offering of debt securities that are convertible into or exercisable or exchangeable for our ordinary shares, we may offer from time to time our ordinary shares by means of a separate prospectus supplement and accompanying prospectus. Our ordinary shares may be offered to the public in an offering by underwriters, dealers or agents. In addition, we may agree to loan ordinary shares to affiliates of such underwriters, dealers or agents, which affiliates we refer to as the “share borrowers,” pursuant to a share lending agreement to be described in the applicable prospectus supplement. Such share borrowers may use the borrowed shares to facilitate transactions by which investors in the notes may hedge their investments in such notes. In connection with facilitating those transactions, the share borrowers and their affiliates may receive customary, negotiated fees from investors.

In connection with any offering of debt securities that are convertible into or exercisable or exchangeable for our ordinary shares, we may enter into convertible debt security hedge transactions with affiliates of the underwriters. Such convertible debt security hedge transactions may reduce the potential dilution upon conversion of such debt securities. We may apply a portion of the net proceeds from the sale of such debt securities to pay the cost of such convertible debt security hedge transactions.

In connection with establishing an initial hedge of these transactions, the hedge counterparty or its affiliates may enter into various derivative transactions with respect to our ordinary shares, concurrently with or shortly after the pricing of such debt securities. These activities could have the effect of increasing or preventing a decline in the price of our ordinary shares concurrently with or shortly after the pricing of such debt securities.

In addition, the hedge counterparty or its affiliates will likely modify its hedge position following the pricing of such debt securities from time to time by entering into or unwinding various derivative transactions and/or purchasing or selling our ordinary shares in secondary market transactions prior to the maturity of such debt securities (including during any settlement period in respect of any conversion of such debt securities). The effect, if any, of any of these transactions and activities on the market price of our ordinary shares or such debt securities will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could impact the price of our ordinary shares and the value of such debt securities and, as a result, the value of the consideration and the number of shares, if any, that you would receive upon conversion of such debt securities and, under certain circumstances, your ability to convert such debt securities.

Underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, us and our subsidiaries or our affiliates in the ordinary course of business for which they receive customary compensation.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the securities will be passed upon for the issuers by Clifford Chance US LLP, our U.S. counsel, and certain legal matters with respect to the securities under the laws of Jersey, Channel Islands will be passed upon for us by Carey Olsen Jersey LLP.

EXPERTS

The consolidated financial statements of Quotient Limited appearing in the Annual Report on Form 10-K for the year ended March 31, 2020 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance on such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. We refer you to the registration statement and the exhibits thereto for further information. This prospectus is qualified in its entirely by such other information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement of which this prospectus is a part, are available to you on the SEC’s website at www.sec.gov. We also maintain a website on the Internet with the address of www.quotientbd.com where you can find additional information. All internet addresses provided in this prospectus or any prospectus supplement are for information purposes only and are not intended to be hyperlinks. We are not incorporating by reference into this prospectus or any prospectus supplement the information on our website or any other website, and you should not consider our website or any other website to be a part of this prospectus, any prospectus supplement or other offering materials.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the SEC on June 12, 2020;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, filed with the SEC on August 6, 2020;

•	our Current Report on Form 8-K filed with the SEC on July 23, 2020;

•

The description of the ordinary shares contained in Amendment No. 3 to the Registration Statement on  Form 8-A/A (File No. 001-36415), filed with the SEC on October 30, 2015 pursuant to Section 12(b) of the Exchange Act, and any amendments or reports filed for the purpose of updating such description; and

•

our Definitive Proxy Statement on Schedule 14A, filed with the SEC on July 27, 2020 (but only with respect to information required by Part III of our Annual Report on  Form 10-K for the fiscal year ended March 31, 2020).

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All of the documents that are incorporated by reference are available at the web site maintained by the SEC at http://www.sec.gov. In addition, if you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to the Head of Financial Accounting & Treasury at Quotient Limited, 28 Esplanade, St Helier, JE2 3QA, Jersey, Channel Islands.

Shares

Pre-Funded Warrants

Ordinary Shares

and Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Jefferies	Cowen

                    , 2022.